  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2002
                                                   REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ---------------------

                             METALDYNE CORPORATION
            (Exact name of registrant as specified in its charter)


                 DELAWARE                           3714                        38-2513957
   (State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
    incorporation or organization)       Classification Code Number)      Identification Number)


                              47659 HALYARD DRIVE
                           PLYMOUTH, MICHIGAN 48170
                                (734) 207-6200
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ---------------------
                      See Table of Additional Registrants
                            ---------------------

                           R. JEFFREY POLLOCK, ESQ.
                                GENERAL COUNSEL
                             METALDYNE CORPORATION
                              47659 HALYARD DRIVE
                           PLYMOUTH, MICHIGAN 48170
                                (734) 207-6200
           (Name, address, including ZIP Code, and telephone number,
                  including area code, of agent for service)

                                with a copy to:

                          JONATHAN A. SCHAFFZIN, ESQ.
                            LUIS R. PENALVER, ESQ.
                            CAHILL GORDON & REINDEL
                                80 PINE STREET
                           NEW YORK, NEW YORK 10005
                                 (212) 701-3000

                            ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                            ---------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
               TITLE OF EACH CLASS                                                        PROPOSED MAXIMUM
               OF SECURITIES TO BE                    AMOUNT TO      PROPOSED MAXIMUM        AGGREGATE             AMOUNT OF
                   REGISTERED                       BE REGISTERED     PRICE PER UNIT     OFFERING PRICE(1)    REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
11% Senior Subordinated Notes due 2012 .........     $250,000,000         100.00%           $250,000,000           $ 23,000.00
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees of 11% Senior Subordinated
 Notes due 2012 ................................          (3)               (3)                  (3)                    (3)
===================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)   Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

                            ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                            ADDITIONAL REGISTRANTS


                                                           STATE OR OTHER        PRIMARY STANDARD
                                                           JURISDICTION OF          INDUSTRIAL
                                                          INCORPORATION OR     CLASSIFICATION CODE      I.R.S. EMPLOYER
 EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER       ORGANIZATION              NUMBER           IDENTIFICATION NO.
------------------------------------------------------   ------------------   ---------------------   -------------------
ER Acquisition Corp.                                          Delaware                9995                38-3422614
GMTI Holding Company                                          Delaware               551112               90-0044261
Halyard Aviation Services, Inc.                               Michigan                7380                90-0044260
MASG Disposition, Inc.                                        Michigan                9995                38-2509882
MASX Energy Services Group, Inc.                              Delaware                9995                38-2248592
Metaldyne Accura Tool & Mold, Inc.                            Delaware                3714                36-4134012
Metaldyne Company LLC                                         Delaware                3714                   NONE
Metaldyne DuPage Die Casting Corporation                      Illinois               551112               36-2233897
Metaldyne Europe, Inc.                                        Delaware               551112               38-2783435
Metaldyne Lester Precision Die Casting, Inc.                  Delaware                3714                36-4204422
Metaldyne Light Metals Company, Inc.                          Delaware               551112               36-4204419
Metaldyne Machining and Assembly Company, Inc.                Michigan                3714                38-1225111
Metaldyne Precision Forming-Fort Wayne, Inc.                   Indiana                3714                35-1767542
Metaldyne Services, Inc.                                      Delaware                7380                38-2523834
Metaldyne Sintered Components of Indiana, Inc.                Delaware                3714                38-2977520
Metaldyne Sintered Components, Inc.                           Delaware                3714                25-1231600
Metaldyne Tubular Products, Inc.                              Michigan                3490                38-2126248
Metaldyne U.S. Holding Co.                                    Michigan               551112               38-3355783
Precision Headed Products, Inc.                               Delaware                3714                38-3386091
Punchcraft Company                                            Michigan                3460                38-3212117
Stahl International, Inc.                                     Tennessee               3714                62-1411205
W.C. McCurdy & Co.                                            Michigan                9995                38-1494328
Windfall Products, Inc.                                     Pennsylvania              3714                25-1300079
Windfall Specialty Powders, Inc.                            Pennsylvania              3714                25-1602774
WIPCO, Inc.                                                   Delaware                9995                52-2049044

                               EXPLANATORY NOTE

     This registration statement covers the registration of an aggregate principal amount of $250 million of our 11% senior subordinated notes due 2012, or the exchange notes, that may be exchanged for an equal principal amount of our outstanding 11% senior subordinated notes due 2012. This registration statement also covers the registration of exchange notes for resale by Credit Suisse First Boston Corporation, or CSFB, in market-making transactions. The complete prospectus relating to the exchange offer follows immediately after this explanatory note. Following the exchange offer prospectus are selected pages of the prospectus relating solely to these market-making transactions, including alternate front and back cover pages, and alternate sections entitled "Use of Proceeds" and "Plan of Distribution." In addition, the market-making prospectus will not include the following captions, or the information set forth under these captions, included in the exchange offer prospectus:
"Prospectus Summary--Summary of the Exchange Offer," "Risk Factors--Risks Related to the Exchange Notes--Your original notes will be subject to restrictions on transfer and the trading market for your original notes may be limited if you do not tender," "Risk Factors--Risks Related to the Exchange Notes--If you do not properly tender your original notes, we may not accept your original notes and the trading market for them may be limited," "Risk Factors--Risks Related to the Exchange Notes--You may participate in the exchange offer only if you meet the following conditions," "The Exchange Offer," and "Certain United States Federal Income Tax Considerations." The table of contents of the market-making prospectus will reflect these changes accordingly. All other sections of the exchange offer prospectus will be included in the market-making prospectus.

[SIDEBAR]
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT CONSUMMATE THE EXCHANGE OFFER UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
[END SIDEBAR]


                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS DATED SEPTEMBER 13, 2002


PROSPECTUS


                             METALDYNE CORPORATION

         OFFER TO EXCHANGE ITS 11% SENIOR SUBORDINATED NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
        FOR ANY AND ALL OF ITS 11% SENIOR SUBORDINATED NOTES DUE 2012.


                           ------------------------


                            Terms of Exchange Offer

    o    Expires 9:00 a.m., New York City time, on , 2002 unless extended.

    o    Subject to certain customary conditions which may be waived by us.

    o All outstanding 11% Senior Subordinated Notes due 2012 that are validly tendered and not withdrawn will be exchanged.

    o Tenders of outstanding notes may be withdrawn at any time prior to the expiration of this exchange offer.

    o The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

    o    We will not receive any cash proceeds from the exchange offer.

    o The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

    o Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

     SEE "RISK FACTORS," BEGINNING ON PAGE 12, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS BEFORE TENDERING THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER.

     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                           ------------------------


                THE DATE OF THIS PROSPECTUS IS         , 2002.

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
WHERE YOU CAN FIND MORE INFORMATION ................................     ii
INCORPORATION OF DOCUMENTS BY REFERENCE ............................     ii
FORWARD-LOOKING STATEMENTS .........................................    iii
PROSPECTUS SUMMARY .................................................     1
RISK FACTORS .......................................................    12
USE OF PROCEEDS ....................................................    23
CAPITALIZATION .....................................................    24
UNAUDITED PRO FORMA FINANCIAL INFORMATION ..........................    26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS ...............    32
THE EXCHANGE OFFER .................................................    37
DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK ..........    45
DESCRIPTION OF NOTES ...............................................    51
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ............    91
PLAN OF DISTRIBUTION ...............................................    94
LEGAL MATTERS ......................................................    95
EXPERTS ............................................................    95

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our Commission filings is 001-12068. You may read and copy any document we file at the Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" certain documents we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o Annual Report on Form 10-K for the year ended December 31, 2001 (other than Item 8. Financial Statements and Supplemental Data which has been superseded by Exhibit 99.1 in Current Report on Form 8-K, filed on September 13, 2002);

     o Quarterly Report on Form 10-Q for the period ended March 31, 2002, filed on May 15, 2002, and for the period ended June 30, 2002 (other than Item 8. Financial Statements and Supplementary Data which has been superseded by Exhibit 99.2 in Current Report on Form 8-K, filed on September 13, 2002), filed on August 14, 2002;

     o Proxy Statement on Schedule 14A for our annual meeting of shareholders held on May 9, 2002 (other than the sections entitled "Executive Compensation--Committee Report," "Performance Group,"
         "PricewaterhouseCoopers LLP Fees for Fiscal 2001" and "Audit Committee Reports");

     o Current Report on Form 8-K and Form 8-K/A, filed on June 11, 2002 and June 21, 2002, respectively;

     o   Current Report on Form 8-K, filed on July 22, 2002; and

     o   Current Report on Form 8-K, filed on September 13, 2002.

     The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede such information.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:


                         Metaldyne Corporation
                         47659 Halyard Drive
                         Plymouth, Michigan 48107
                         Attention: Investor Relations
                         http://www.metaldyne.com

     To obtain timely delivery, you must make your request no later than , 2002 (five business days prior to the expiration date for the exchange offer).


                           FORWARD-LOOKING STATEMENTS


     This prospectus contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.


     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.


     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-based factors such as:


     o   declines in North American automobile and light truck builds;


     o   reductions in outsourcing by our automotive customers;


     o   increases in our raw material and energy costs;


     o labor costs and strikes at our major direct and indirect customers and at our facilities;


     o   dependence on significant automotive customers;


     o the level of competition in the automotive supply industry and pricing pressures from our customers;


     o   technological developments that could competitively disadvantage us;
         and


     o   risks associated with conducting business in foreign countries.


     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus such as substantial leverage, limitations imposed by our debt instruments, our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.


     We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus and contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to (i) the "Issuer" refers only to Metaldyne Corporation and (ii) "us" or "we" or "our" refers to the Issuer and its subsidiaries. For purposes of this prospectus, when we describe information on a pro forma basis, we are giving effect only to those adjustments set forth under "Unaudited Pro Forma Financial Information."


                                  THE COMPANY

     We are a leading supplier of highly engineered metal components for the global light vehicle market. Through a combination of capabilities in design, engineering, fabrication, machining and assembly, we supply components and modular systems used in vehicle transmission, engine and chassis applications. Our products are sold primarily to both North American and international light vehicle original equipment manufacturers, or OEMs, and Tier I component assemblers and provide content for approximately 95% of the top 40 NAFTA light vehicles produced in 2001. Tier I component assemblers are direct suppliers to OEMs of integrated modules, such as a complete engine assembly or drivetrain assembly. Our metal forming processes include cold, warm and hot forging, forged and conventional powder metal, tubular fabrications and precision-aluminum die castings. In addition, we perform design, engineering, machining, finishing and assembly functions. We have approximately 8,500 employees and more than 40 owned or leased manufacturing facilities worldwide.

     In North America, we have leading market shares in several of our products. We are the largest independent forging company, the second largest independent "machining and assembly" supplier, and one of the largest powder metal manufacturers for light vehicle applications. We believe our scale and combined capabilities represent a significant competitive advantage over our competitors, many of which are smaller and do not have the ability to combine metal forming with machining and sub-assembly capabilities. We serve over 300 customers, including BMW, Dana, DaimlerChrysler, Ford, General Motors, Delphi, Honda, New Venture Gear, Nissan, Renault, Toyota, TRW and Visteon.

     We have organized our businesses into three principal product groups:
Transmission Products, Engine Products and Chassis Products.

     o TRANSMISSION PRODUCTS. We are a leading independent manufacturer of components, modules and systems, including precision shafts, hydraulic controls, hot and cold forgings and integrated program management used in a broad range of transmission applications. We believe that we have leading market shares in several product areas, including the number one position in transmission and transfer case shafts, transmission valve bodies, cold extrusion and Hatebur hot forgings. In 2001, our Transmission Products group generated sales of approximately $798 million (before eliminating intercompany sales).

     o ENGINE PRODUCTS. We are a leading supplier of a broad range of engine components, modules and systems. The group manufactures sintered metal, powder metal, forged and tubular fabricated products used for a variety of applications, including balance shaft modules and front cover assemblies. We have leading market shares in powder metal connecting rods and several categories of forgings. In 2001, the sales of the Engine Products group were $460 million (before eliminating intercompany sales).

     o CHASSIS PRODUCTS. We are a leading supplier of components, modules and systems used in a variety of engineered chassis applications, including fittings, wheel-ends, axle shafts, knuckles, and mini-corner assemblies. This group utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly. We apply full-service integrated machining and assembly capabilities to an array of chassis components. In 2001, the sales of the Chassis Products group were $155 million (before eliminating intercompany sales).


MARKET OPPORTUNITY AND GROWTH STRATEGY

     In order to reduce costs and consolidate volume with full scale suppliers, we believe OEMs and Tier I suppliers will increasingly seek to outsource the design, manufacture and assembly of fully integrated, modular assemblies of metal parts in engine, transmission and chassis. We believe that the following favorable market factors will drive the domestic OEM's desire to continue outsourcing:

     o emissions, fuel economy and customer preferences are driving the design of a new generation of components for engine, transmission and chassis applications to increase efficiency and performance and reduce weight;

     o OEMs are consolidating their supply base among global, full service suppliers capable of meeting their needs uniformly across their geographic production base; and

     o in many cases, full scale suppliers have lower production costs than OEMs and are able to provide significant cost reduction opportunities.

     Our strategy is to become one of the leading suppliers of high-quality, low-cost metal formed components, assemblies and modules to the global light vehicle industry. Key elements of our strategy include the following:

     o FOCUS ON FULL-SERVICE, INTEGRATED SUPPLY OPPORTUNITIES. By offering a full complement of metal solutions, we believe we provide OEMs with "one-stop" shopping to optimize weight, cost, stress, durability, fatigue resistance and other metal component attributes of products. Our capabilities in engineering, design, machining and assembly position us to capture a greater share of the "value chain" and deliver to customers finished assemblies and modules rather than independent parts. Currently, OEMs satisfy a significant portion of their metal forming and assembly requirements with in-house production and assembly of purchased components. We believe that, as OEMs seek to outsource the design and manufacture of parts, they will choose suppliers with expertise in multiple metal-forming technologies and the ability to design, engineer and assemble components rather than supply independent parts. We intend to enhance our strengths in forged steel, powder metal and precision-aluminum die cast components by adding metal and process capabilities in aluminum foundry and magnesium die casting.

     o INCREASE CONTENT PER VEHICLE. We are aggressively pursuing new business opportunities to supply a larger portion of value-added content utilizing our integrated capabilities. These opportunities can result in significant increases in content per vehicle on related programs. For example, we were recently awarded a contract by a leading North American OEM to manufacture clutch modules that incorporates our metal-forming, aluminum die casting, product development and machining and assembly capabilities. We have received various new business awards from our domestic and transplant customers across many of our product categories. We have been awarded net new business that is projected, based on our customers' production forecasts, to generate additional cumulative sales of approximately $1.9 billion from 2002 through 2006. In 2001, our content per vehicle in North America was approximately $70 and we expect to materially increase our content per vehicle as a result of new business awards that we are pursuing.

     o LEVERAGE OUR ENGINEERING, DESIGN AND INFORMATION TECHNOLOGY CAPABILITIES. We believe that in order to effectively develop total metal component and assembly solutions it is necessary to integrate research, development and design elements with product fabrication, machining, finishing and assembly. We believe that our larger scale and broader product line relative to most of our competitors will enable us to more efficiently invest in engineering, design and information technology and develop a significant competitive advantage. For example, we recently designed and developed a front engine module that integrates multiple components into one fully tested end item which increased the products' performance and durability while reducing noise/vibration effects and overall system costs.

     o CONTINUE TO PURSUE COST SAVINGS OPPORTUNITIES AND OPERATING SYNERGIES. We have pursued, and will continue to pursue, cost savings that enhance our competitive position in serving OEMs and Tier I suppliers. In 2001, we successfully completed cost savings programs involving a consolidation of headquarter functions and the elimination of an outsourcing agreement with our former controlling shareholder to reduce annual corporate overhead expenses by 25%, the closure and consolidation of manufacturing and distribution facilities and an aggressive cash management program. In addition, we have invested in and are implementing a comprehensive shared services platform for a range of overhead functions including finance, procurement and human resources. We believe the shared services program will improve management information and result in further cost savings in the future. We believe we have additional opportunities to improve our margins as we achieve operating synergies with increased volumes and continue to vertically integrate our machining and assembly capacity with our metal forming abilities. We intend to pursue opportunities to improve our sourcing costs for key commodity inputs, such as primary and secondary scrap, hot bar and rod and other key raw material components.

     o PURSUE STRATEGIC COMBINATIONS AND GLOBAL EXPANSION OPPORTUNITIES. We plan to continue to pursue acquisitions that strategically expand our metal and process capabilities in aluminum foundry and magnesium die casting and contribute to our geographic diversity and market share. Global expansion is an important component of our growth strategy since a significant portion of the global market for engineered metal parts is outside of North America. Furthermore, as OEMs continue to consolidate their supply base, they are seeking global suppliers that can provide seamless product delivery across geographic production regions. We believe our size, strong market shares in North America and customer relationships strongly position us to capitalize on this trend.

     In November 2000, we were acquired by an investor group led by Heartland Industrial Partners, L.P. and Credit Suisse First Boston Equity Partners, L.P. Subsequent to this transaction, we completed two acquisitions to leverage our leading market position with additional products and capabilities. In December 2000, we acquired Simpson Industries, Inc., a leader in design, machining and sub-assembly of automotive components. In June 2001, we acquired Global Metal Technologies, Inc., or GMTI, a leading provider of precision-aluminum die castings for engine and driveline applications. The Issuer is a holding company and substantially all of our operations are conducted through our subsidiaries.



                              RECENT DEVELOPMENTS

     TriMas Divestiture. On June 6, 2002 our former wholly owned subsidiary TriMas Corporation, or TriMas, issued approximaley 66% of its fully diluted common equity to Heartland Industrial Partners, L.P. and other investors. Our shareholders (other than Heartland) that are parties to our shareholders agreement had a right to acquire a proportionate share of such 66% interest. Accordingly, some of our shareholders exercised their rights and acquired an aggregate 5% interest in TriMas, reducing Heartland's interest to 61%. We retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of common stock at a nominal exercise price. In connection with the TriMas divestiture, we received $840 million in consideration in the form of cash and debt reduction. As a result of the transaction, after payment of expenses, we repaid approximately $496 million of term debt under our senior credit facility and reduced our outstanding balances under our receivables facility by approximately $136 million (of which approximately $86 million related to the elimination of the TriMas receivables base) and we utilized an additional $205 million in cash to repurchase, either at prevailing market prices or pursuant to a tender offer described below, a portion of our outstanding 4.5% convertible subordinated debentures due 2003. For a more complete discussion of the transaction and its ongoing impact upon us, see "Certain Relationships and Related Party Transactions" and our Quarterly Report on Form 10-Q for the period ended June 30, 2002, which is incorporated by reference in this prospectus. The purpose of this divestiture was to allow us to repay some of our debt maturing in 2003, defer some of our credit facility amortization by repaying term debt with the proceeds in forward order of maturity, enhance our liquidity and allow us to focus on our core metal-forming businesses while retaining an interest in TriMas.

     Goodwill and Other Intangible Assets. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets" and ceased amortizing goodwill. At June 30, 2002, our unamortized balance was approximately $522 million. Our step 1 test as required by SFAS No. 142 indicated a carrying value in excess of fair value relating to the TriMas reporting units at January 1, 2002. We are finalizing our step 2 analysis needed to measure the amount of goodwill impairment. The preliminary step 2 analysis indicates a goodwill impairment of up to $40 million. In accordance with SFAS 142 this adjustment, which is expected to be finalized during the third quarter, will be recorded as a cumulative effect of a change in accounting principle as of January 1, 2002.

     Tender Offer for Debentures. On August 21, 2002, we completed an offer to purchase up to, and subsequently accepted for purchase, $78.2 million aggregate principal amount of our outstanding 4 1/2% convertible subordinated debentures due 2003. After giving effect to the purchase, there is $100.0 million aggregate principal amount of debentures outstanding. We utilized cash specifically retained from the TriMas divestiture to fund the debenture purchase. In addition, we paid approximately $1.1 million in accrued interest, fees and expenses in connection with the tender offer. As a result of our November 2000 acquisition, the convertible subordinated debentures are no longer convertible into our common stock.

                         SUMMARY OF THE EXCHANGE OFFER


The Exchange Offer..........   We are offering to exchange $1,000 principal
                               amount of our 11% Senior Subordinated Notes due
                               2012, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding 11% Senior Subordinated Notes due
                               2012, which were issued in a private offering on June 20, 2002. As of the date of this prospectus, there are $250,000,000 principal amount at maturity of outstanding notes. We will issue exchange notes promptly after the expiration of the exchange offer.


Registration Rights.........   You are entitled to exchange your outstanding
                               notes for freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights.
                               After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. Accordingly, if you do not exchange your outstanding notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.


Resales.....................   We believe that the exchange notes issued in
                               the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                               o you are acquiring the exchange notes in the ordinary course of your business;

                               o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

                               o  you are not an "affiliate" of ours.

                               If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes.

                               Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.


Expiration Date.............   9:00 a.m., New York City time, on       ,
                               unless we extend the expiration date.

Conditions to the
 Exchange Offer..............  The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.


Procedures for Tendering
 Outstanding Notes..........   If you wish to tender outstanding notes, you
                               must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your notes to be exchanged and any other required documentation, to The Bank of New York, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 9:00 a.m., New York City time, on the expiration date. See "The Exchange
                               Offer--Procedures for Tendering Outstanding
                               Notes." By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an "affiliate" of ours. See "The Exchange
                               Offer--Procedures for Tendering Outstanding
                               Notes."


Special Procedures for
 Beneficial Holders.........   If you are the beneficial holder of outstanding
                               notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your outstanding notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange Offer--Outstanding
                               Notes."


Guaranteed Delivery
 Procedures..................  If you wish to tender your outstanding notes and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."


Withdrawal Rights...........   Tenders may be withdrawn at any time before
                               9:00 a.m., New York City time, on the expiration date.


Acceptance of Outstanding
 Notes and Delivery of
 Exchange Notes..............  Subject to certain conditions, we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before 9:00 a.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
 Considerations.............   The exchange of outstanding notes for exchange
                               notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. See "Certain Federal Income Tax
                               Considerations."


Use of Proceeds.............   We will not receive any proceeds from the
                               issuance of the exchange notes


Exchange Agent............                    is serving as exchange agent in
                               connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent."

                         SUMMARY OF THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. The form and terms of the exchange notes are substantially identical to the form and term of the original notes, except that we will register the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.


Issuer......................   Metaldyne Corporation.


Securities Offered..........   $250,000,000 in aggregate principal amount of
                               11% Senior Subordinated Notes due 2012.


Maturity....................   June 15, 2012.


Interest....................   11% per annum, payable semi-annually in arrears
                               on June 15 and December 15, commencing December
                               15, 2002.


Guarantees..................   All payments on the exchange notes, including
                               principal and interest, will be jointly and severally guaranteed on a senior subordinated unsecured basis by each of our existing and future domestic restricted subsidiaries that is a guarantor or direct borrower under our credit facility.


Ranking.....................   The exchange notes and the guarantees will
                               rank:

                               o junior to all of our and the guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under our credit facility;

                               o equally with any of our and the guarantors' future unsecured senior subordinated indebtedness, including trade payables;

                               o senior to any of our and the guarantors' future indebtedness that is expressly subordinated in right of payment to the notes; and

                               o effectively junior to all of the liabilities of our subsidiaries, that have not guaranteed the notes.

                               At June 30, 2002, the exchange notes and the guarantees would have ranked junior to approximately $400.0 million of senior indebtedness. In addition, our non-guarantor subsidiaries would have had approximately $13.6 million of indebtedness, excluding intercompany obligations of our non-guarantor subsidiaries, plus other liabilities, including trade payables.

                               At June 30, 2002, on a pro forma basis after giving effect to the repurchase of $78.2 million aggregate principal amount of our outstanding 4.5% convertible subordinated debentures due 2003 in August 2002, the obligations of the Issuer and our direct wholly owned subsidiary, Metaldyne Company

                               LLC, in respect of the notes and the guarantees would have ranked pari passu with $100.0 million principal amount of our convertible subordinated debentures, but the subordinated debentures are not obligations of any of the other guarantors and, therefore, guarantees in respect of the exchange notes rank structurally senior to the convertible subordinated debentures.


Optional Redemption.........   We may redeem the exchange notes, in whole or
                               in part, at the redemption prices set forth in this prospectus plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to June 15, 2005, we may redeem up to 35% of the exchange notes at 111% of the principal amount, plus accrued and unpaid interest, with the net proceeds of certain equity issuances, provided at least 65% of the original aggregate principal amount of the exchange notes remains outstanding immediately after such redemption.


Change of Control...........   Upon the occurrence of a change of control, we
                               will be required to make an offer to purchase each holder's exchange notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.


Restrictive Covenants.......   The exchange notes will be issued under an
                               indenture with The Bank of New York, as trustee.
                               The indenture governing the exchange notes will limit the ability of the Issuer and its restricted subsidiaries to, among other things:

                               o  incur or guarantee additional indebtedness;

                               o pay dividends or make other distributions or repurchase or redeem our stock;

                               o  make investments;

                               o  sell assets;

                               o  create liens;

                               o  enter into agreements restricting our
                                  restricted subsidiaries' ability to pay
                                  dividends;

                               o  enter into transactions with affiliates; and

                               o  consolidate, merge or sell all or
                                  substantially all of our assets.

                               These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.

                      -----------------------------------

     Metaldyne Corporation is a Delaware corporation. Our principal executive offices are located at 47659 Halyard Drive, Plymouth, Michigan 48170. Our telephone number is (734) 207-6200. Our Internet address is www.metaldyne.com. Information on our web site does not constitute a part of this prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA


     The following table sets forth our summary historical financial data for the five years ended December 31, 2001 and the six months ended June 30, 2001 and 2002. The financial data for the fiscal years ended December 31, 1999, 2000 and 2001 have been derived from our audited consolidated financial statements and the notes to those financial statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial data for the fiscal year ended December 31, 1997 and 1998 have been derived from our audited consolidated financial statements not included in this prospectus. The selected information for the six months ended June 30, 2001 and 2002 has been derived from our unaudited consolidated financial statements, which, in the opinion of management, include all adjustments, which are normal and recurring in nature necessary for the fair presentation of that data for such periods.


     On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland Industrial Partners, L.P. The pre-acquisition basis of accounting for periods prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. In reviewing the following information, it should be noted that there is or will be significant non-compatibility across recent periods or with future periods. This non-compatibility arises because in December 2000 we acquired Simpson Industries, Inc., a leader in design, machining and sub-assembly of automotive components, beginning in January 2001, our results include the results for Global Metal Technologies, Inc., or GMTI, a leading provider of precision-aluminum die castings for engine and driveline applications, in January 1998 we acquired TriMas and effective January 1, 2002 we adopted SFAS 142 and stopped the amortization of goodwill. In June 2002, we divested ourselves of 66% of our equity interests in TriMas.





                                              PRE-ACQUISITION BASIS                           POST-ACQUISITION BASIS
                                  -------------------------------------------------------------------------------------------------
                                                                                                                 SIX        SIX
                                                                                                               MONTHS      MONTHS
                                     YEAR        YEAR         YEAR                                  YEAR        ENDED      ENDED
                                     ENDED      ENDED        ENDED      1/1/2000-   11/28/200       ENDED     JUNE 30,    JUNE 30,
                                  12/31/1997  12/31/1998   12/31/1999   11/27/2000 12/31/2000    12/31/2001     2001        2002
                                  ----------  ----------   ----------   ---------- ----------    ----------   --------    -------
                                                             (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales ........................ $  922.1   $ 1,635.5   $  1,679.7   $  1,545.4  $   104.8    $   2,127.8   $ 1,128.9   $1,090.3
Cost of sales ....................   (735.4)   (1,208.9)    (1,246.7)    (1,163.6)     (93.6)       1,729.6      (904.0)    (872.5)
                                   --------   ---------   ----------   ----------  ---------    -----------   ---------   --------
Gross profit .....................    186.7       426.0        433.0        381.8       11.2          398.2       224.9      217.8
Selling, general and
 administrative expense ..........    (85.3)     (199.0)      (209.8)      (191.9)     (36.0)        (257.2)     (138.9)    (125.7)
(Gains) charge on disposition
 of business, net ................     (5.0)       15.6        (14.4)        (0.7)        --             --          --         --
Legacy restricted stock award
 expense .........................     (4.7)       (5.2)        (4.7)        (5.3)      (1.2)          (7.9)       (3.5)      (3.2)
                                   --------   ---------   ----------   ----------  ---------    -----------   ---------   --------
Operating profit (1) .............    101.7       206.8        215.4        185.3      (26.0)         133.1        82.5       89.0
Net income (loss) ................    115.2        97.5         92.4         59.0      (26.9)         (43.3)      (13.3)      (5.3)
Preferred stock dividends ........      6.2          --           --           --        0.4            5.9         2.3        3.4
Earnings (loss) attributable to
 common stock ....................    109.0        97.5         92.4         59.0      (27.3)         (49.2)      (15.6)      (8.7)
OTHER FINANCIAL DATA:
Depreciation and amortization in
 operating profit ................ $   37.9   $    75.2   $     75.9   $     72.5  $    11.0    $     153.4   $    82.3   $   58.9
Capital expenditures .............     54.8       106.3        135.7         97.9        9.2          118.0        64.8       57.2
Ratio of earnings to fixed charges      4.6         2.5          2.4          2.7       (1.7)(2)        0.7(2)      0.9(2)     1.2

                                                            AS OF JUNE 30, 2002
                                                           ---------------------
                                                               (IN MILLIONS)
SELECTED BALANCE SHEET DATA:
Cash and cash investments ..............................         $   10.8
Working capital ........................................            123.4
Total assets ...........................................          2,123.6
Total debt(3) ..........................................            830.4
Redeemable preferred stock and common stock(4) .........             86.6
Shareholders' equity ...................................            671.4

----------
(1)   Reflects an asset impairment charge of $17.5 million in 1999.

(2) Results of operations for the six months ended June 30, 2001, the year ended December 31, 2001 and the 34 days ended December 31, 2000 are inadequate to cover fixed charges by $12.9 million, $56.9 million and $41.6 million, respectively.

(3) Does not reflect the purchase of $78.2 aggregate principal amount of our 4 1/2% convertible subordinated debentures due 2003 in August 2002.

(4) Such preferred stock is excluded from shareholders' equity in accordance with GAAP because it is redeemable and such common stock is excluded from shareholders' equity in accordance with GAAP because it represents restricted stock which is subject to repurchase by Metaldyne. The majority of such capital stock is preferred stock that is mandatorily redeemable following the maturity of the notes, except under limited circumstances. See "Capitalization" and "Description of Other Indebtedness and Our Preferred Stock."

                                  RISK FACTORS

     You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.


RISKS RELATED TO OUR BUSINESS

THE INDUSTRIES IN WHICH WE OPERATE DEPEND UPON GENERAL ECONOMIC CONDITIONS AND ARE HIGHLY CYCLICAL.

     Our financial performance depends, in large part, on conditions in the cyclical markets that we serve, such as the automotive and light-duty truck industries, and on the U.S. and global economies generally. Our sales to OEMs and Tier I and Tier II suppliers in the automotive and light- and heavy-duty truck industries accounted for virtually all of our net sales in 2001. Tier II suppliers are direct suppliers to both OEMs and Tier I suppliers of integrated modules, such as engine and suspension modules and brake corner modules. Demand for new vehicles fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. In our largest market, the North American automotive market, reported results from our customers in 2001 reflected lower sales volumes and lower prices for vehicles than in 2000. This is reflected in our lower sales and margins in 2001. The September 11, 2001 terrorist attacks, recession and other recent developments adversely affected confidence throughout the U.S. and much of the world. These developments exacerbated the uncertainty in our markets and their future impact on us is difficult to predict. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would negatively impact our financial results.

     Our sales are also impacted by retail inventory levels and our customers' production schedules. In 2001, our OEM customers significantly reduced their production and inventory levels and reduced their orders from us due to the uncertain economic environment. In this environment, we cannot predict future production rates and inventory levels and the sustainability of any recovery. In addition, we have experienced historical sales declines during OEMs' scheduled shutdowns, which usually occur during the third calendar quarter. Continued uncertainty and other unexpected fluctuations may have a material adverse effect upon us.

OUR BASE OF CUSTOMERS IS CONCENTRATED AND THE LOSS OF BUSINESS FROM A MAJOR CUSTOMER, THE DISCONTINUANCE OF PARTICULAR VEHICLE MODELS OR A CHANGE IN AUTO CONSUMER PREFERENCES OR REGULATIONS COULD MATERIALLY ADVERSELY EFFECT US.

     Because of the relative importance of our largest customers and the high degree of concentration of OEMs in the North American automotive industry, our business is exposed to a high degree of risk related to customer concentration. While our three largest OEM customers accounted for approximately 39.9% of our net sales in 2001, our customers include Tier I and Tier II suppliers, such as New Venture Gear, Delphi, Dana and Visteon, that serve the large OEMs. Accordingly, while Ford, General Motors and DaimlerChrysler directly accounted for approximately 16.6%, 12.9% and 10.4%, respectively, of our net sales in 2001, we have a material indirect exposure to these and other OEMs due to our significant Tier I and Tier II supplier base. New Venture Gear (a joint venture of General Motors and DaimlerChrysler) represented approximately 11.7% of our net sales in 2001, for example. A loss of significant business from, or adverse performance by, any of these OEM customers or of our significant Tier I and Tier II suppliers serving these OEM customers would be harmful to us and make it more difficult for us to meet our obligations in respect of the notes. Further deterioration of the market share held by the three largest domestic automakers could also impact our revenues. Production cuts at these OEMs could also adversely impact our sales to Tier I and Tier II suppliers. The contracts we have entered into with most of our customers provide for supplying the customers' annual requirements against a blanket purchase order for certain vehicle models, rather than for manufacturing a specific quantity of products. Most of these purchase orders are terminable at will by the customers. Therefore, the loss of a contract or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us.

     In addition, our sales are influenced by customer preferences and regulatory changes. A significant portion of our sales have been derived from products used in sports utility vehicles, or SUVs, and light trucks, which has been favorable due to their high metal content. Until recently, these vehicles had experienced positive sales trends for several years. There can be no assurance that sales of these vehicles will not continue to decline. In addition, government regulations, including those relating to fuel economy, could impact vehicle content and volume and, accordingly, have a material adverse impact on us.

WE INTEND TO ACTIVELY PURSUE ACQUISITIONS AND/OR JOINT VENTURES BUT WE MAY NOT BE ABLE TO IDENTIFY ATTRACTIVE ACQUISITION AND/OR JOINT VENTURE CANDIDATES, SUCCESSFULLY INTEGRATE OUR ACQUIRED OPERATIONS OR REALIZE THE INTENDED BENEFITS OF OUR ACQUISITIONS AND/OR JOINT VENTURES.

     Our strategy is to become a full-service, integrated global provider of engineered-metal products. This will necessitate further acquisition and/or joint venture activity. We continually evaluate potential acquisitions and joint ventures and are engaged in discussions with material acquisition and joint venture candidates. On July 18, 2002, we and DaimlerChrysler Corporation announced a non-binding letter of intent to form a joint venture to operate the new Castle Machining Forge facility presently owned by DaimlerChrysler in New Castle, Indiana. All of our present discussions are preliminary and there can be no assurance that suitable acquisition candidates will be identified and acquired in the future, that the financing or necessary consents for any such acquisitions will be available on satisfactory terms or that we will be able to accomplish our strategic objectives in making any such acquisition. Nor can we assure you that our full metal services strategies will be successfully received by customers or achieve their intended benefits. Acquisitions are often undertaken to improve the operating results of either or both of the acquirer and the acquired company, and we cannot assure you that we will be successful in this regard or that the expenses that we may incur to implement cost savings plans will not be excessive relative to the anticipated benefits. We will encounter various risks in acquiring other companies, including the possible inability to integrate successfully an acquired business into our operations and unanticipated problems or liabilities, whether or not known at the time of acquisition, some or all of which could materially and adversely affect us. We could incur additional indebtedness in connection with our acquisition strategy and increase our leverage. We expect to acquire companies and operations in geographic markets in which we do not currently operate. Acquisitions outside of North America will present unique structuring, integration, legal, operating and cultural challenges and difficulties and will increase our exposure to risks generally attendant to international operations.


IF WE ARE UNABLE TO MEET FUTURE CAPITAL REQUIREMENTS, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We operate in a capital intensive industry. We have made substantial capital investments from 1996 through 2001 to, among other things, maintain and upgrade our facilities and enhance our production processes. This level of capital expenditures was needed to:

     o   increase production capacity;

     o   improve productivity;

     o   satisfy customer requirements; and

     o   upgrade selected facilities to meet competitive requirements.

     We have planned capital expenditures of up to approximately $116 million in 2002. In addition, as we expand our book of business, we may have to incur other significant expenditures to prepare for and manufacture these products. We believe that we will be able to fund these expenditures through cash flow from operations, borrowings under our credit facility and sales of receivables under our receivables facility. Our credit facility contains limitations which could affect our ability to fund our capital expenditures and other needs. We cannot assure you that we will have adequate funds to make all capital expenditures, when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital expenditures, our business will be adversely affected. See the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus.

INCREASES IN OUR RAW MATERIAL OR ENERGY COSTS OR THE LOSS OF A SUBSTANTIAL NUMBER OF OUR SUPPLIERS COULD NEGATIVELY AFFECT OUR FINANCIAL HEALTH.

     Generally, our raw materials requirements are obtainable from various sources and in the desired quantities. While we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials, component parts and specialty fasteners. Under two- to five-year supply contracts for special bar quality steel, we have established the prices at which we will purchase much of our steel requirements. We may not be able to renegotiate future prices under those contracts at prices favorable to us, depending on industry conditions. The domestic steel industry has experienced substantial financial instability due to numerous factors, including energy costs and the effect of foreign competition. In response to this instability, tariffs on imported steel were imposed by the U.S. government in March 2002. As a result, steel prices have begun to rise and we expect to experience increased steel prices in 2003 when our current contracts expire. See the "Business--Materials and Supply Arrangements" section of our Annual Report on Form 10-K incorporated by reference in this prospectus. In addition, a failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

RECENT TRENDS AMONG OUR CUSTOMERS WILL INCREASE COMPETITIVE PRESSURES IN OUR BUSINESSES.

     The markets for our products are highly competitive. Our competitors include driveline component manufacturing facilities of existing OEMs, as well as independent domestic and international suppliers. Certain competitors of our businesses are large companies that have greater financial resources than us. At times, we may be in a position of competing with some of our own customers, such as Tier I suppliers which could have adverse consequences. We believe that the principal competitive factors for all of our businesses are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. In addition, our competitors may develop products that are superior to our products or may adapt more quickly than us to new technologies or evolving customer requirements. Recent trends by our customers in many of our markets to limit their number of outside vendors have resulted in increased competition as many manufacturers and distributors have reduced prices to compete more effectively. In addition, financial and operating difficulties experienced by our major customers may result in further pricing pressures. We expect competitive pressures in our markets to remain strong. Such pressures arise from existing competitors, other companies that may enter our existing or future markets and, in certain cases, our customers, which may decide to internalize production of certain items sold by us. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on us.

OUR PRODUCTS ARE SUBJECT TO CHANGING TECHNOLOGY, WHICH COULD PLACE US AT A COMPETITIVE DISADVANTAGE RELATIVE TO ALTERNATIVE PRODUCTS INTRODUCED BY COMPETITORS.

     We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. We cannot assure you that we will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive within our business. In addition, any decreasing demand by our customers in favor of plastics could have a material adverse effect. Further, we cannot assure you that any technology development by us can be adequately protected such that we can maintain a sustainable competitive advantage.

WE DEPEND ON THE SERVICES OF KEY INDIVIDUALS AND RELATIONSHIPS, THE LOSS OF WHICH WOULD MATERIALLY HARM US.

     Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, our largest stockholder, Heartland, provides us with valuable strategic, operational and financial support, the loss of which could materially adversely affect us.

WE MAY BE SUBJECT TO WORK STOPPAGES AT OUR FACILITIES OR THOSE OF OUR PRINCIPAL CUSTOMERS, WHICH COULD SERIOUSLY IMPACT THE PROFITABILITY OF OUR BUSINESS.

     As of June 30, 2002, approximately 30% of our work force was unionized, principally through the United Auto Workers union, or UAW. We experienced a labor strike at our Fraser, Michigan plant which lasted from July 1997 to June 1998 and involved approximately 140 employees. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. See the "Business--Employees and Labor Relations" section of our Annual Report on Form 10-K incorporated by reference in this prospectus.

     Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by automotive OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. For example, over the past four years, there have been a number of labor strikes against General Motors that have resulted in work stoppages at General Motors. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products would reduce demand for our products and could have a material adverse effect on us.

OUR STRATEGY MAY NOT SUCCEED IF ANTICIPATED OUTSOURCING FAILS TO OCCUR DUE TO UNION CONSIDERATIONS.

     Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase products from an outside supplier, automotive OEMs' commitment to purchasing modules from outside suppliers, particularly on a "just-in-time" basis, are expected to increase. However, under the contracts currently in effect in the United States and Canada between each of Ford, General Motors and DaimlerChrysler with the UAW and the Canadian Auto Workers, or CAW, in order for any of such automotive OEMs to obtain components from external sources that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive OEM. Factors that will normally be taken into account by the UAW, the CAW and the automotive OEM include:

     o whether the proposed new supplier is technologically more advanced than the automotive OEM;

     o   whether the new supplier is unionized;

     o   whether cost benefits exist; and

     o whether the automotive OEM will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

     In the event that outsourcing does not occur for any reason, it may have a material adverse effect on us.

A GROWING PORTION OF OUR REVENUE MAY BE DERIVED FROM INTERNATIONAL SOURCES, WHICH EXPOSES US TO CERTAIN RISKS.

     Approximately 19% of our sales in 2001 were derived from sales by our subsidiaries located outside of the United States. As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. Significant market share has shifted to foreign OEMs in the SUV and light truck platforms where we derive a significant portion of our sales. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S., more expansive legal rights of foreign unions, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us.

WE MAY INCUR MATERIAL LOSSES AND COSTS AS A RESULT OF PRODUCT LIABILITY AND WARRANTY CLAIMS THAT MAY BE BROUGHT AGAINST US.

     We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend such claims. We cannot assure you that our product liability insurance coverage will be adequate for any liabilities that may ultimately be incurred or that it will continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or manufacturer-instituted recall involving such products. In the automotive industry, each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In addition, we cannot assure you that claims will not be asserted against us with respect to former businesses disposed of by us, whether or not we are legally responsible or entitled to contractual indemnification. For example, in June 2002, we divested a significant interest in TriMas. Certain of TriMas' subsidiaries have historical contingent and other liabilities, including liabilities associated with their former manufacture of asbestos containing gaskets, for which we are indemnified. In the event of financial difficulty at one of those companies or otherwise, we cannot assure you that claims will not be made against us or that TriMas will be in a position to meet its indemnification obligations.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY COMPLIANCE OBLIGATIONS AND LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS.

     We are subject to federal, state, local and foreign environmental, and health and safety, laws and regulations that:

     o affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

     o impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

     We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes we generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws. We cannot assure you that these or other liabilities will not have a material adverse effect upon us. See the "Business--Environmental Matters" section of our Annual Report on Form 10-K incorporated by reference in this prospectus.

WE ARE CONTROLLED BY HEARTLAND, WHOSE INTERESTS IN OUR BUSINESS MAY BE DIFFERENT THAN YOURS.

     Heartland and its affiliates are able to control our affairs in all cases, except for certain actions specified in a shareholders agreement among Heartland, Credit Suisse First Boston Equity Partners, L.P. together with its affiliated funds, or CSFB Private Equity, Masco Corporation, Richard Manoogian and their various affiliates and certain other investors. Under the shareholders agreement, holders of approximately 94% of our outstanding shares of common stock have agreed to vote their shares for directors representing a majority of our board that have been designated by Heartland. You should consider that the interests of Heartland, as well as our other owners, will likely differ from yours in material respects. See "Certain Relationships and Related Party Transactions."

PROVISIONS OF THE SHAREHOLDERS AGREEMENT IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON OUR BUSINESS.

     Under the shareholders agreement referred to above, specified actions require the approval of representatives of CSFB Private Equity, until such time as we consummate a public common stock offering for at least $100 million in gross proceeds to us. Such actions include certain acquisitions by us, the selection of a chief executive officer, certain debt restructurings and any liquidation or dissolution of us. You should consider that we and our stockholders may be unable to agree with CSFB Private Equity on the implementation of such fundamental transactions and other matters. This sort of disagreement may materially and adversely affect us. In addition, directors designated by Heartland could block actions even if other directors deem them advisable.

RISKS RELATED TO THE EXCHANGE NOTES

WE MAY NOT BE ABLE TO MANAGE OUR BUSINESS AS WE MIGHT OTHERWISE DO SO DUE TO OUR HIGH DEGREE OF LEVERAGE.

     We have debt that is substantial in relation to our stockholders' equity and we expect to incur further debt in the future to finance acquisitions. As of June 30, 2002, we had approximately $830.4 million of outstanding debt (without giving effect to the purchase of $78.2 million aggregate principal amount of our outstanding 4.5% convertible subordinated debentures due 2003 in August 2002) and approximately $671.4 million of stockholders' equity. The degree to which we are leveraged will have important consequences, including the following:

     o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

     o our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

     o indebtedness under our credit facility and the financing cost associated with our accounts receivable facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

     o our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

     o our leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

     o our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

     Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. See "Description of Other Indebtedness and Our Preferred Stock" included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus.

RESTRICTIONS IN OUR CREDIT FACILITY AND UNDER THE INDENTURE GOVERNING THE EXCHANGE NOTES LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     Our credit facility and the indenture governing the exchange notes will contain covenants that restrict our ability to:

     o   pay dividends or redeem or repurchase capital stock;

     o   incur additional indebtedness and grant liens;

     o   make acquisitions and joint venture investments;

     o   sell assets; and

     o   make capital expenditures.

     Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. In addition, our accounts receivable facility contains covenants similar to those in our credit facility and include requirements regarding the purchase and sale of receivables. We cannot assure you, however, that we will be able to satisfy these covenants in the future or that we will be able to pursue our new business strategies within the constraints of these covenants. If we cannot comply with these covenants, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable facilities and unable to make payments in respect of the notes. In addition, our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from a particular customer. The concentration limits are based on the credit ratings of such particular customer. While we may implement credit hedging strategies to offset this risk, if one or more of our customers were to have its credit ratings downgraded and consequently the amount of receivables of such customer that we could sell were to decrease, our business could be materially adversely affected.

     Our ability to comply with our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our credit facility or under the indenture governing the exchange notes, which could cause an event of default under our accounts receivable facility and our equipment lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable facility and of our various sale-leaseback facilities. If we were unable to secure a waiver from our lenders or repay our credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms.


YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES IS JUNIOR TO THE RIGHT OF THE HOLDERS OF ALL OF OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.


     The exchange notes are general unsecured obligations, junior in right of payment to all of our existing senior indebtedness, including indebtedness under our credit facility, and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equally with, or is subordinated in right of payment to, the notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the notes. In addition, all payments on the exchange notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on designated senior indebtedness.


     In the event that we are declared bankrupt, become insolvent or are liquidated, reorganized or involved in a similar proceeding, holders of the exchange notes will participate with trade creditors and all other holders of our subordinated indebtedness in the assets remaining after we have paid all of the senior indebtedness. The indenture governing the exchange notes requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of any remaining senior indebtedness instead. In any of these cases, our assets may be insufficient to pay all of our creditors, and holders of the exchange notes are likely to receive less, proportionally, if any, than holders of our senior indebtedness, including the lenders under our credit facility. We may be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future, under the terms of the indenture governing the exchange notes.


YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF SECURED CREDITORS, AND CLAIMS OF HOLDERS OF EXCHANGE NOTES WILL EFFECTIVELY RANK JUNIOR TO CLAIMS OF SECURED CREDITORS AND CLAIMS OF CREDITORS OF OUR FOREIGN SUBSIDIARIES.


     The exchange notes will not be secured by any of our assets. Our obligations under our credit facility are secured by substantially all of our owned assets and those of our subsidiary guarantors and a pledge of the capital stock of each guarantor and two-thirds of the capital stock of our first tier foreign subsidiaries. If we become insolvent or are liquidated, or if payment under our credit facility is accelerated, the lenders under our credit facility would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, our bank lenders or other secured creditors will have a claim on our assets before holders of the exchange notes.


     In addition, only our subsidiaries that also guarantee our obligations under the credit facility guarantee the exchange notes. This includes all of our domestic subsidiaries other than our receivables subsidiary and our special purpose subsidiary that owns a minority investment in Saturn. However, we have significant non-U.S. assets and operations. For the year ended December 31, 2001, after giving effect to the TriMas divestiture, our non-U.S. subsidiaries had sales of approximately $265 million and total net operating assets of approximately $259 million.

WE MAY BE PREVENTED FROM FINANCING, OR MAY NOT HAVE THE ABILITY TO RAISE FUNDS NECESSARY TO FINANCE, THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE EXCHANGE NOTES.

     Upon certain change of control events, each holder of outstanding exchange notes may require us to purchase all or a portion of our exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Our ability to purchase the exchange notes upon a change of control event may be prohibited by the terms of our credit facility or future credit facilities. Future agreements may contain a similar provision. Certain change of control events will constitute events of default under our credit facility and termination events under our accounts receivable facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our credit facility and wind down our accounts receivable facility. We cannot assure you that we would be able to repay amounts outstanding under our credit facility or replace our accounts receivable facility. The source of funds for any purchase of notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. We cannot assure you that any of these sources will be available. Any requirement to offer to purchase any outstanding exchange notes may result in us having to refinance our outstanding debt or obtain necessary consents under our other debt agreements to repurchase the exchange notes, which we may not be able to do. In such case, our failure to purchase exchange notes following a change of control would constitute an event of default under the indenture governing the exchange notes which would, in turn, constitute a default under our credit facility. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF EXCHANGE NOTES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if

     o that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

     o that subsidiary did not receive fair consideration, or reasonably equivalent value, for issuing its guarantee, and the subsidiary

         -- was insolvent or was rendered insolvent by reason of issuing the guarantee,

         -- was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

         -- intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all obligations of that subsidiary. Since the Issuer is a holding company, if all guarantees were voided, that would result in the holder of exchange notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees are voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of holders of the exchange notes.

     Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. We cannot assure you, however, that a court reviewing these matters would agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.


YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES WILL
DEVELOP.


     There has previously been only a limited secondary market, and no public market, for the original notes. The exchange notes are an exchange issue of securities, have no established trading market, and may not be widely distributed. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of or the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of exchange notes will be able to sell such exchange notes is not assured and the exchange notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.


YOUR ORIGINAL NOTES WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE TRADING MARKET FOR YOUR ORIGINAL NOTES MAY BE LIMITED IF YOU DO NOT TENDER.


     We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your original notes, you will lose your right to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes.


IF YOU DO NOT PROPERLY TENDER YOUR ORIGINAL NOTES, WE MAY NOT ACCEPT YOUR ORIGINAL NOTES AND THE TRADING MARKET FOR THEM MAY BE LIMITED.


     We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.


YOU MAY PARTICIPATE IN THE EXCHANGE OFFER ONLY IF YOU MEET THE FOLLOWING CONDITIONS.


     Based on interpretations by the Commission staff, as set forth in no-action letters the Commission issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;


     o you acquire your exchange notes in the ordinary course of your business; and


     o you have no arrangement with any person to participate in the distribution of such exchange notes.


     However, we have not submitted a no-action letter to the Commission regarding this exchange offer and we cannot assure you that the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


RESALES OF THE EXCHANGE NOTES MAY BE SUBJECT TO FURTHER RESTRICTIONS IN SOME JURISDICTIONS.


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution" below. However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

                                USE OF PROCEEDS


     We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under the registration rights agreements for the notes. We will issue exchange notes in exchange for original notes in the same principal amount, and for the same terms and form as the original notes, except that there will be no registration rights or liquidated damages relating to the exchange notes. The original notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

                                 CAPITALIZATION

     The following table sets forth our unaudited cash and cash investments and capitalization as of June 30, 2002. You should read this table in conjunction with our financial statements and the notes to those financial statements included in our Quarterly Report on Form 10-Q incorporated by reference in this prospectus and the unaudited pro forma financial statements included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2002 incorporated by reference in this prospectus and "Unaudited Pro Forma Financial Information."




                                                                          AS OF JUNE 30, 2002
                                                                         --------------------
                                                                             (IN MILLIONS)
Cash and cash investments ............................................        $    10.8
                                                                              =========
Long-term debt (including current portion):
 Credit facility (1) .................................................        $   400.0
 Original notes ......................................................            250.0
 4.5% subordinated debentures (2) ....................................            157.9
 Other (3) ...........................................................             22.5
                                                                              ---------
   Total debt ........................................................            830.4
                                                                              ---------
Redeemable preferred stock, 545,154 shares issued and outstanding (4)              58.7
Redeemable restricted common stock (5) ...............................             32.6
Less: Restricted stock awards (5) ....................................             (4.7)
                                                                              ---------
   Total redeemable stock ............................................             86.6
Total shareholders' equity ...........................................            671.4
                                                                              ---------
   Total capitalization ..............................................        $ 1,588.4
                                                                              =========

----------
(1) In connection with the original notes offering, we amended and restated our credit facility to replace our original tranche A, B and C term loans with a new $400 million tranche D term loan payable in semi-annual installments of $0.5 million with the remaining outstanding balance due December 31, 2009. In addition to the term loan, the credit facility also includes a revolving credit facility with a total principal amount commitment of $250 million. The senior revolving credit facility matures on May 28, 2007 and the senior term loan facility matures on December 31, 2009. The obligations under the credit facility are collateralized by substantially all of our assets and are guaranteed by substantially all of our domestic subsidiaries. In addition, our receivables facility provides us with up to $225 million of availability, of which no amount was utilized at June 30, 2002. See "Description of Other Indebtedness and Our Preferred Stock" in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2002 incorporated by reference in this prospectus.

(2) Our subordinated debentures ($176.7 million principal amount at June 30, 2002) were convertible into common stock prior to the November 2000 acquisition, but have since become convertible into an amount of cash that is equivalent to the cash consideration paid in the November 2000 acquisition to our former common stockholders. Since they are convertible at a conversion price of $31.00 for the amount of the consideration paid for a share of common stock in the acquisition (approximately $16.90), we do not expect them to be converted into cash prior to maturity. As a result of our adoption of purchase accounting, the subordinated debentures are recorded at fair value, which was approximately 80% of their principal amount, less accumulated accretion of the discount. We applied approximately $127.5 million of proceeds from the TriMas divestiture to the repurchase of subordinated debentures by June 30, 2002. We applied an additional $77.7 million proceeds from the TriMas divestiture to the repurchase of convertible subordinated debentures in August 2002. See "Description of Other Indebtedness and Our Preferred Stock."

(3) Other debt includes industrial revenue bonds, foreign debt and capital lease obligations.

(4) These shares of redeemable preferred stock are not mandatorily redeemable prior to the maturity of the exchange notes, but constitute redeemable capital stock in accordance with generally accepted accounting principles since they contain mandatory redemption provisions. As such, the preferred stock is required to be excluded from shareholders' equity. Of such shares, $36.1 million in liquidation preference of Series A preferred stock was issued in the recapitalization and is mandatorily redeemable in December 2012 and $18.5 million in liquidation preference of Series B preferred stock was issued for the GMTI acquisition and is mandatorily redeemable in June 2013. For accounting purposes, the Series A preferred stock is valued at a discount to reflect the value of the common stock for which such preferred stock was exchanged in the November 2000 acquisition. In the event of certain equity offerings or a change of control we may be required to offer to purchase the preferred stock from the holders thereof. See "Description of Other Indebtedness and Our Preferred Stock."

(5) Since we have the obligation to pay cash in respect of these restricted stock awards at the option of the restricted stockholder, the awards have been excluded from shareholders' equity, as some or all of these shares outstanding may represent temporary equity. These obligations arose in January 2002 and will arise again in January 2003 and January 2004. On January 14, 2002, holders of awards representing approximately $14.3 million elected to receive cash, of which approximately $8.3 million was paid in July 2002. Pursuant to the stock purchase agreement related to the TriMas divestiture, TriMas is obligated to reimburse us for all cash actually paid to former and present TriMas employees and 42.01% of the cash actually paid to former and present corporate employees not separately identifiable as TriMas employees. This obligation extends to the January 14, 2002 extended payment and our future obligations in January 2003 and January 2004. The receivable for these amounts from TriMas is included in our accounts receivable on our pro forma balance sheet. For a discussion of our obligations to fund cash in respect of our restricted stock awards, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2002 incorporated by reference in this prospectus and "Certain Relationships and Related Party Transactions--TriMas Stock Purchase Agreement" in this prospectus.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated financial information has been derived from our audited and unaudited historical financial statements included in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period ended June 30, 2002 incorporated by reference in this prospectus, adjusted to give pro forma effect to the TriMas divestiture and the issuance of and application of proceeds from the original notes.


     The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and the six months ended June 30, 2002 give pro forma effect to the TriMas divestiture and the issuance of the original notes as if each had occurred on January 1, 2001. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland Industrial Partners, L.P. and Credit Suisse First Boston Equity Partners, L.P. We did not recognize any gain or loss as a result of the TriMas divestiture due to the continuing contractual control of TriMas by Heartland.


     The unaudited pro forma condensed consolidated statements of operations are presented for informational purposes only and do not purport to represent what our results of operations would actually have been had the referenced TriMas divestiture or the issuance of the original notes occurred at such time or to project our results of operations for any future period or date.


     The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included under this heading has been presented to provide additional analysis.


     The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and our historical financial statements and the related notes to such financial statements contained in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2002 incorporated by reference in this prospectus.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                       TRIMAS DIVESTITURE
                                                          --------------------------------------------
                                               METALDYNE                          TRIMAS             OFFERING     METALDYNE
                                              HISTORICAL   TRIMAS HISTORICAL    ADJUSTMENTS        ADJUSTMENTS    PRO FORMA
                                              ----------   -----------------    -----------        -----------    ---------
Net sales .................................  $  2,127.8        $  732.4               8.0 (1)             --      $ 1,403.4
Cost of sales .............................     (1,729.6)        (537.4)             (8.0)(1)             --        (1,200.2)
                                             -----------       --------             -----                 --      ----------
 Gross profit .............................       398.2           195.0                --                 --          203.2
Selling, general and administrative
 expenses .................................       (257.2)        (124.2)             (1.6)(3)             --          (134.6)
Legacy restricted stock award expense .....         (7.9)          (3.2)               --                 --            (4.7)
                                             -----------       --------             -----                 --      ----------
Operating profit (loss) ...................       133.1            67.6              (1.6)                --            63.9
Other income (expense), net ...............
 Interest expense .........................       (148.2)         (73.1)            (11.1)(4)           (8.0)(5)       (94.2)
 Equity and other income (loss) from
   affiliates .............................         (8.9)            --               0.3 (6)             --            (8.6)
 Other, net ...............................        (23.9)          (4.0)              4.9 (7),(8)        0.3 (9)       (14.7)
                                             -----------       --------             -----               ----      ----------
 Total other income (expense), net ........       (181.0)         (77.1)             (5.9)              (7.7)         (117.5)
Income (loss) before taxes ................        (47.9)          (9.5)             (7.5)              (7.7)          (53.6)
Income taxes ..............................          4.6           (1.9)              3.0 (10)           2.9 (10)       12.4
                                             -----------       --------             -----               ----      ----------
 Net income (loss) ........................        (43.3)         (11.4)             (4.5)              (4.8)          (41.2)
                                             -----------       --------             -----               ----      ----------
Preferred stock dividends .................          5.9             --                --                 --             5.9
                                             -----------       --------             -----               ----      ----------
Income (loss) attributable to common
 stock ....................................  $     (49.2)      $  (11.4)      $      (4.5)         $    (4.8)     $    (47.1)
                                             ===========       ========       ===========          =========      ==========
Weighted average shares outstanding .......       42,570                                                              42,570
Basic earnings per share ..................  $     (1.16)                                                         $    (1.10)
Total shares used for diluted earnings
 per share ................................       42,570                                                              42,570
Diluted earnings per share ................  $     (1.16)                                                         $    (1.10)

See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                      (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                  TRIMAS
                                                                  PERIOD
                                                 METALDYNE    ENDED JUNE 6,           TRIMAS              OFFERING      METALDYNE
                                                HISTORICAL         2002            ADJUSTMENTS          ADJUSTMENTS     PRO FORMA
                                              -------------- --------------- ----------------------- ----------------- ----------
Net sales ...................................   $ 1,090.3       $  328.2                 --                   --        $  762.1
Cost of sales ...............................      (872.5)       (229.2)                0.6 (2)               --          (642.7)
                                                ----------      --------               ----                   --        --------
 Gross profit ...............................       217.8           99.0                0.6                   --           119.4
Selling, general and administrative
 expenses ...................................      (125.7)        (53.5)               (0.8)(3)               --           (73.0)
Legacy restricted stock .....................        (3.1)         (1.4)                 --                   --            (1.7)
                                                ----------      --------               ----               ------         --------
Operating profit ............................        89.0           44.1               (0.2)                  --            44.7
Other income (expense), net
 Interest expense ...........................       (56.6)         (29.3)              (5.7)(4)             (6.6)(5)       (39.6)
 Equity and other income (loss) from
   affiliates ...............................         2.3             --                5.2 (6)               --             7.5
 Loss on interest rate arrangements .........        (7.6)            --                 --                                 (7.6)
 Other, net .................................       (12.3)          (3.2)               1.6 (7),(8)          0.1 (9)        (7.4)
                                                ----------      --------               ----                 ----        --------
 Total other income (expense), net ..........       (74.2)         (32.5)               1.1                 (6.5)          (47.1)
Income (loss) before taxes ..................        14.8           11.6                0.9                 (6.5)           (2.4)
Income taxes ................................        14.2           (4.2)              (0.3)(10)             2.3 (10)       20.6
                                                ----------      --------               ----                 ----        --------
 Income (loss) before extraordinary item.....        29.0            7.4                0.6                 (4.2)           18.2
Extraordinary loss on early retirement of
 debt .......................................       (34.3)
                                                ----------
 Net income (loss) ..........................        (5.3)
Preferred stock dividends ...................         3.4
                                                ----------
Income (loss) attributable to common
 stock ......................................   $    (8.7)
                                                ==========
Weighted average shares outstanding .........       42,650
Basic earnings per share ....................  $     (0.20)
Total shares used for diluted earnings per
 share ......................................       44,410
Diluted earnings per share ..................  $     (0.19)

See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2001 and the six months ended June 30, 2002 include adjustments necessary to reflect the estimated effect of the TriMas divestiture and the assumed use of proceeds from the original notes offering as if they had each occurred on January 1, 2001.


(1) Represents the reclass of freight revenue, $8.0 million for the fiscal year ended December 31, 2001 included in net sales in the separate financial statements of TriMas from net sales to cost of sales. As Metaldyne has historically included these amounts in cost of sales on a consolidated basis, this adjustment eliminates the impact in the separate financial statements of TriMas.


(2) Represents the adjustment to TriMas historical financial statements to reflect certain capital leases entered into in early 2002 as operating leases, consistent with Metaldyne's accounting for sale-leaseback transactions. For accounting purposes, Metaldyne's guarantee on certain sale-leaseback transactions required TriMas to record operating leases at Metaldyne as capital leases in TriMas' separate financial statements. As Metaldyne has historically accounted for these leases as operating leases on a consolidated basis, this adjustment eliminates the impact of the capital lease accounting in the separate financial statements of TriMas.


(3) Represents the pro forma increase in selling, general and administrative expenses resulting from lower management fees charged to TriMas under the terms of a corporate services agreement described elsewhere herein.




                                                        FISCAL YEAR     SIX MONTHS
                                                           ENDED          ENDED
                                                       DECEMBER 31,      JUNE 30,
                                                           2001            2002
                                                      --------------   -----------
   Historical TriMas management fee (a) ...........       $  7.3         $  3.8
   Corporate costs retained by TriMas (b) .........         (3.2)          (1.7)
   Corporate Services Agreement (c) ...............         (2.5)          (1.3)
                                                          ------         ------
   Pro forma adjustment ...........................       $  1.6         $  0.8
                                                          ======         ======

   ----------
   (a) Adjustment to eliminate the historical fee charged to TriMas for corporate support and administrative services through the period ended June 6, 2002.


   (b) Historical direct costs of TriMas related to corporate staff and other expenses recorded by Metaldyne and allocated to TriMas through the management fee through the period ended June 6, 2002. Going forward TriMas will incur these costs in addition to the Corporate Services Agreement described below.


   (c) Under the terms of a corporate services agreement, TriMas has agreed to pay Metaldyne an annual services fee of $2.5 million for human resources, MIS, treasury services, internal audit, tax, legal services and other general corporate services, less amounts directly assumed by TriMas.


   (4) Represents the adjustment to reduce Metaldyne's historical interest expense for debt repayments from the proceeds of the TriMas divestiture compared with the historical interest expense allocated to TriMas. The pro forma interest savings are calculated using interest rates in effect during the pro forma periods noted (varied from 8.75% to 5.75% for Tranche A and from 9.5% to 6.5% for Tranche B and C).

                                                      EFFECT OF DEBT REPAYMENT ON INTEREST EXPENSE
                                                      --------------------------------------------
                                                           DEBT
                                                        REPAYMENT       FISCAL YEAR     SIX MONTHS
                                                       FROM TRIMAS         ENDED          ENDED
                                                       DIVESTITURE     DECEMBER 31,      JUNE 30,
                                                         PROCEEDS          2001            2002
                                                      -------------   --------------   -----------
   Historical Metaldyne consolidated interest
     expense ......................................                      $  148.2        $  56.6
                                                                         --------        -------
   Impact of use of proceeds from TriMas
     divestiture:
   Tranche A term loan ............................     $ (200.3)           (15.1)          (5.1)
   Tranche B term loan ............................       (213.1)           (17.7)          (6.0)
   Tranche C term loan ............................        (82.6)            (6.9)          (2.4)
   Subordinated debentures (including accretion of
     bond discount) ...............................       (205.0)           (21.9)          (9.9)
   Revolving credit facility interest (a) .........                          (0.4)          (0.2)
                                                                         --------        -------
     Subtotal of interest decrease ................                         (62.0)         (23.6)
   Interest expense allocated to TriMas historical
     financial statements .........................                          73.1           29.3
                                                                         --------        -------
     Pro forma adjustment .........................                      $   11.1        $   5.7
                                                                         ========        =======

  ----------
     (a) Reflects the impact of reduced commitment fees as a result of the reduced commitments under the Company's revolving credit facility.


(5) Represents the adjustment to increase pro forma interest expense in Note 4 for interest on the notes offered hereby, offset by further debt repayments from the proceeds of this offering (see "Use of Proceeds").




                                                   EFFECT OF DEBT REPAYMENT ON INTEREST EXPENSE
                                                   --------------------------------------------
                                                        DEBT
                                                     REPAYMENT       FISCAL YEAR     SIX MONTHS
                                                    FROM TRIMAS         ENDED          ENDED
                                                    DIVESTITURE     DECEMBER 31,      JUNE 30,
                                                      PROCEEDS          2001            2002
                                                   -------------   --------------   -----------
   Historical Metaldyne consolidated interest
     expense ...................................                      $  148.2        $  56.6
   Impact of debt repayment from the proceeds of
     the TriMas divestiture (Note 4) ...........                         (62.0)         (23.6)
                                                                      --------        -------
   Pro forma interest expense after TriMas
     divestiture (Note 4) ......................                          86.2           33.0
   Impact of the offering:
   Notes offered hereby ........................     $  250.0             27.5           13.8
   Tranche A term loan .........................        (95.9)            (7.3)          (2.7)
   Tranche B term loan .........................       (105.7)            (8.8)          (3.3)
   Tranche C term loan .........................        (41.0)            (3.4)          (1.2)
                                                                      --------        -------
      Pro forma adjustment .....................                           8.0            6.6
                                                                      --------        -------
     Pro forma interest expense ................                      $   94.2        $  39.6
                                                                      ========        =======


(6) Represents the adjustment to reflect Metaldyne's 34% share of TriMas' pro forma net income on the equity method of accounting.

                                                              FISCAL YEAR     SIX MONTHS
                                                                 ENDED           ENDED
                                                             DECEMBER 31,      JUNE 30,
                                                                 2001            2002
                                                            --------------   ------------
   TriMas pro forma net income (a) ......................       $ 1.0           $ 15.2
   Metaldyne's ownership interest (b) ...................          34%              34%
                                                                -----           ------
   Pro forma adjustment to equity and other income (loss)
     from affiliates ....................................       $ 0.3           $  5.2
                                                                =====           ======

  ----------
     (a) Represents TriMas historical net income adjusted for its pro forma capital structure and standalone headquarters costs.


     (b) Represents Metaldyne's remaining ownership percentage in TriMas after the TriMas divestiture.


(7) Represents the adjustment to reflect the decrease in other expense for the reduction in debt fee amortization due to the repayment of debt by $2.2 million and $0.9 million for the fiscal year ended December 31, 2001 and the six months ended June 30, 2002, respectively.


(8) Represents the adjustment to reflect a decreased loss on the sale of receivables arising from the application of $50 million of proceeds from the TriMas divestiture to the reduction of accounts receivable facility as provided for by the Metaldyne credit agreement. The $50 million reduction reduces financing costs by $2.7 million and $0.7 million for the fiscal year ended December 31, 2001 and the six months ended June 30, 2002, respectively.


(9) Adjustment to reflect the net increase in debt fee amortization related to the offering and the repayment of debt.


(10) To reflect the estimated tax effect of the above adjustments at our marginal tax rate of 38%, with the exception of the adjustment shown in
      Note 6, which is recorded on an after-tax basis.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

METALDYNE SHAREHOLDERS AGREEMENT

     Heartland, CFSB Private Equity, Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of Metaldyne Corporation are parties to a shareholders agreement regarding their ownership of our common stock. References to a shareholder below refer only to those that are party to the shareholders agreement. References to Heartland and CSFB Private Equity refer to all of their respective affiliated entities collectively, unless otherwise noted. Owners of an aggregate of approximately 94% of our outstanding common stock are party to the shareholders agreement.

     Election of Directors. The shareholders agreement provides that the parties will vote their shares of common stock in order to cause:

   (1) an amendment to our bylaws to provide that the authorized number of directors on our board of directors shall be as recommended by Heartland in its sole discretion; and

   (2)   the election to the board of directors of:

         o such number of directors as shall constitute a majority of the board of directors as designated by Heartland;

         o  one director designated by Masco; and

         o one director designated by CSFB Private Equity after consultation with Heartland.

     Masco's ability to designate one director to the board of directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the recapitalization subject to certain exceptions. CSFB Private Equity's ability to designate one director to the board of directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the November 2000 acquisition.

     Transfers of Common Stock. Prior to the date we have consummated a public offering of our common stock of at least $100 million, or a qualifying public equity offering, the shareholders agreement restricts transfers of common stock except for transfers: (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

     Right of First Offer. The shareholders agreement provides that prior to a qualifying public equity offering no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. We shall have the option for 15 business days to purchase such shares. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares for an additional 10 business day period. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

     Tag-Along Rights. The shareholders agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a qualifying public equity offering.

     Drag-Along Rights. The shareholders agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of us, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a qualifying public equity offering.

     Information. Pursuant to the shareholders agreement, each stockholder party to the agreement is entitled to receive our quarterly and annual financial statements. In addition, such stockholders who maintain 25% of their original equity investment in us will be entitled to receive prior to a qualifying public equity offering certain monthly financial information and certain other information as they may reasonably request and will have the opportunity to meet with our senior management on an annual basis and certain stockholders will be able to meet quarterly with our senior management.

     Observer Rights. Our shareholders who are also investors, or HIP co-investors, in one of Heartland's funds and have invested at least $40 million in our common stock or own at least 10% of our outstanding common stock have the right to attend all meetings of the board of directors, including committees thereof, solely in a non-voting observer capacity. These rights terminate upon a qualifying public equity offering.

     Preemptive Rights. Subject to certain exceptions, the shareholders agreement provides that if we issue, sell or grant rights to acquire for cash any shares of common stock or options, warrants or similar instruments or any other security convertible or exchangeable therefor, or equity interests, or any equity security linked to or offered or sold in connection with any of our equity interests, then we will be obligated to offer certain stockholders or Heartland the right to purchase at the sale price and on the same terms and conditions of the sale, such amount of shares of common stock or such other equity security as would be necessary for such stockholders or Heartland to maintain its then current beneficial ownership interest in us. These rights terminate upon a initial public offering by us.

     Affiliate Transactions. Subject to certain exceptions, the shareholders agreement provides that Heartland and its affiliates will not enter into transactions with us or our subsidiaries involving consideration in excess of $1 million without the approval of Masco Corporation and the HIP co-investors.

     Registration Rights. The shareholders agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, on the earlier of (1) five years after the closing of the recapitalization or (2) an initial public offering of our equity interests, Heartland, CSFB Private Equity, Masco Corporation and Richard Manoogian have the ability to demand the registration of their shares, subject to various holdback and other agreements. The shareholders agreement grants two demand registrations to Masco Corporation, one demand registration to Richard Manoogian, three demand registrations to CSFB Private Equity and an unlimited number of demands to Heartland.

     Approval and Consultation Rights. The shareholders agreement provides that prior to a qualifying public equity offering we will consult with CSFB Private Equity with respect to any issues that in our good faith judgment are material to our business and operations. In addition, prior to a qualifying public equity offering, CSFB Private Equity will have the right to approve:

     o   certain acquisitions by us;

     o   the selection of a chief executive officer;

     o   certain debt restructurings; and

     o   any liquidation or dissolution of us.


MONITORING AGREEMENT

     We and Heartland are parties to a monitoring agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Heartland received a fee of $4 million for such services in 2001, plus reimbursement of expenses. Commencing with 2002, Heartland is entitled to receive a fee for such services equal to the greater of (1) $4 million or (2) 0.25% of our total assets. In addition to providing ongoing consulting services, Heartland has also agreed to assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to 1% of the value of such transaction. The monitoring agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses.


CORPORATE SERVICES AGREEMENT

     Under a corporate services agreement, Masco Corporation provides us use of its data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for payment of an annual fee. The fee for such services is to be mutually agreed to by us and Masco and was $415,000 for 2001 and will not exceed $500,000 for 2002. This agreement also provides for various license rights and confidential treatment of information which may arise from Masco Corporation's performance of research and development services on our behalf.


CORPORATE OPPORTUNITIES AGREEMENT

     Masco Corporation and we are parties to a corporate opportunities agreement which materially restricts the ability of either party to acquire or otherwise make an investment in a business if the other party has an investment in such business, except that Masco Corporation is unrestricted from investing in any company engaged in home improvement or building products or service businesses. The agreement terminates on the earlier of November 28, 2002 or nine months after corporate services are no longer required to be provided under the corporate services agreement.


TRIMAS STOCK PURCHASE AGREEMENT

     The following is a summary of certain terms of the stock purchase agreement among Heartland, TriMas and us relating to the TriMas divestiture. The TriMas divestiture closed on June 6, 2002.

 Consideration

     Pursuant to the stock purchase agreement, Heartland and other investors acquired approximately 66% of TriMas' fully diluted common stock by making a cash investment in TriMas of $265 million. As a result of this investment and the other related transactions, we received $840 million in cash, retirement of debt owed by TriMas' subsidiaries to us and our other subsidiaries or owed directly by TriMas under the our credit agreement and the repurchase of the balance of TriMas originated receivables previously sold under our receivables facility. In addition, we retained shares of TriMas common stock valued at $120 million and received a warrant to purchase shares of common stock valued at $15 million.

 Employee Matters

     Pursuant to the stock purchase agreement, each outstanding option to purchase our common stock which had not vested as of June 6, 2002 and which is held by transferred employees was canceled on June 6, 2002. Each option held by some former employees which vested on or prior to June 6, 2002 was replaced by options to purchase common stock of TriMas, with appropriate adjustments.

     TriMas will promptly reimburse us upon our written demand for (i) cash actually paid in redemption of certain restricted shares held by certain employees under restricted stock awards, and (ii) 42.01% of the amount of cash actually paid to certain other employees by us in redemption of restricted stock awards held by such employees. TriMas will also have certain other obligations to reimburse us for the allocated portion of its current and former employee related benefit responsibilities.

 Indemnification

     Subject to certain limited exceptions, we, on the one hand, and TriMas, on the other hand, retained the liabilities associated with our respective businesses. Accordingly, TriMas will indemnify us and hold us harmless from all liabilities associated with TriMas and its subsidiaries and their respective operations and assets, whenever conducted, and we will indemnify and hold harmless Heartland and

TriMas from all liabilities associated with us and our subsidiaries (excluding TriMas and the other acquired TriMas entities) and their respective operations and assets, whenever conducted. In addition, we and TriMas have each agreed to indemnify one another for their allocated share of (57.99% in our case and 42.01% in the case of TriMas) of liabilities not readily associated with either business, or otherwise addressed including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions will survive indefinitely and are subject to a $50,000 deductible.


TRIMAS SHAREHOLDERS AGREEMENT

     Heartland, we and other investors are parties to a shareholders agreement regarding ownership of TriMas common stock. References to Heartland refer to all of its affiliated entities collectively, unless otherwise noted. The agreement contains certain other covenants for the benefit of the shareholders parties thereto.

     Election of Directors. The TriMas shareholders agreement provides that the parties will vote their shares of common stock in order to cause (1) the election to the board of directors of such number of directors as shall constitute a majority of the board of directors as designated by Heartland; and
(2) the election to the board of directors of up to two directors designated by us.

     Transfers of Common Stock. Prior to the date TriMas consummates a qualifying public equity offering, the TriMas shareholders agreement restricts transfers of common stock except for certain transfers, including (1) to the permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and
(5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

     Right of First Offer. The TriMas shareholders agreement provides that, prior to a TriMas qualifying public equity offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. If TriMas declines to purchase the shares, then Heartland shall have the right to purchase such shares. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

     Tag-Along Rights. The TriMas shareholders agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of TriMas common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a TriMas qualifying public equity offering.

     Drag-Along Rights. The TriMas shareholders agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of TriMas, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a TriMas qualifying public equity offering.

     Registration Rights. The TriMas shareholders agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, following an initial public offering of the Issuer, Heartland and we have the ability to demand the registration of their shares, subject to various hold back, priority and other agreements. The TriMas shareholders agreement grants three demand registrations to us and an unlimited number of demands to Heartland.

     Information. Pursuant to the TriMas shareholders agreement, we are entitled to receive certain periodic, quarterly and annual financial statements.


     Preemptive Rights. Subject to certain exceptions, the TriMas shareholders agreement provides that if TriMas issues, sells or grants rights to acquire for cash any shares of common stock or options, warrants or similar instruments or any other security convertible or exchangeable therefor, or equity interests, or any equity security linked to or offered or sold in connection with any of TriMas' equity interests, then TriMas will be obligated to offer us and certain other stockholders the right to purchase at the sale price such amount of shares of common stock or such other equity interests as would be necessary for us and such other stockholders to maintain our then current beneficial ownership interest in TriMas. These rights terminate upon an initial public offering and we may not have the necessary capital to pursue these rights.


     Affiliate Transactions. Subject to certain exceptions, the TriMas shareholders agreement provides that Heartland and its affiliates will not enter into transactions with TriMas or any of its subsidiaries involving consideration in excess of $1 million without certain approvals.

                               THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Exchange Offer Registration Statement. We issued the original notes on June 20, 2002. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated June 20, 2002, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense to use our reasonable best efforts:

     (1) to file the registration statement of which this prospectus is a part with the Commission;

     (2) to cause the registration statement to be declared effective under the Securities Act and promptly thereafter commence the exchange offer;

     (3) to keep the registration statement effective until the closing of the exchange offer; and

     (4) to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date.

     Transferability. We issued the outstanding notes on June 20, 2002 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

     (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

     (3) the holder is not an "affiliate" of the Issuer or any guarantor, as defined in Rule 405 under the Securities Act; and

     (4) if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of the exchange notes.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.


TERMS OF THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $250,000,000 aggregate principal amount of the notes is outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 9:00 a.m., New York City time, on , unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes,
(2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.


EXCHANGE DATE

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 9:00 a.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we shall not be required to accept any outstanding notes for exchange or issue exchange notes in exchange for any outstanding notes and may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

     (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

     (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (4) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

     (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (4) in accordance with any applicable securities laws of any state of the United States. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.


FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.


ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.


PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.


GUARANTEED DELIVERY PROCEDURES

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

     (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

     o   a bank;

     o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

     o   a credit union;

     o a national securities exchange, registered securities association or clearing agency; or

     o a savings institution that is a participant in a Securities Transfer Association recognized program;

     (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and


     (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o   the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.


WITHDRAWAL RIGHTS

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 9:00 a.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 9:00 a.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.


     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 9:00 a.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.


     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."


     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.


     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

EXCHANGE AGENT


     The         has been appointed as exchange agent for the exchange offer.
Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


                       By Registered or Certified Mail:





                        By Hand Delivery to 4:30 p.m.:




 By Overnight Courier and by Hand Delivery After 4:30 p.m. of Expiration Date:




                          Facsimile:
                          Telephone:
                          Attention: Customer Service


   The exchange agent also acts as trustee under the indenture.


TRANSFER TAXES


     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

           DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK


CREDIT FACILITY


 GENERAL

     Metaldyne and Metaldyne Company LLC are party to a credit facility with JPMorgan Chase Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Comerica Bank, as documentation agent, First Union National Bank, as documentation agent, National City Bank, as documentation agent, Bank One, NA, as documentation agent, J.P. Morgan Securities Inc. and Credit Suisse First Boston, as joint bookrunners and joint lead arrangers, and the other lenders party thereto. In connection with the TriMas divestiture, the credit facility was amended to reduce revolving credit facility commitments to $250 million, permit the TriMas divestiture and establish the use of proceeds therefrom and adjust financial covenants to reflect the TriMas divestiture. On June 20, 2002 we amended and restated our credit facility to permit us to reduce our receivables facility balances by approximately $37.8 million and our original tranche A, B and C term loans with the proceeds from the original notes issuance and a new $400 million tranche D term loan that matures in December 2009 and bears interest at a lower rate and provides us with certain additional covenant flexibility.

     The credit facility presently consists of a senior revolving credit facility and the tranche D senior term loan facility. The revolving credit facility is comprised of a total principal amount commitment of $250 million. The tranche D facility is comprised of loans in a total principal amount of $400 million as of September 3, 2002. Up to approximately $150 million of our revolving credit facility is available for permitted acquisitions and we are required to reserve $100 million of our revolving credit facility availability equal to the outstanding principal amount of our 4.5% subordinated debentures for retirement of such remaining debentures. The amendment and restatement allowed us to use a portion of the proceeds from the original notes issuance to reduce our receivables facility balances so that our debt balances are correspondingly higher. The amendment and restatement also allowed us to terminate our subordinated loan agreement with Masco Corporation pursuant to which Masco had agreed to purchase up to $100 million of subordinated notes from us. We were also released from our obligation to use the proceeds of the notes to meet our obligations under our 4.5% convertible subordinated debentures due 2003.

     The revolving credit facility matures on May 28, 2007 and the tranche D facility matures on December 31, 2009.

     The obligations under the credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by us and each of our existing and subsequently acquired or organized domestic subsidiaries other than MTSPC, Inc. and Saturn Holdings (the holder of the equity interest in Saturn), pursuant to the terms of a separate guarantee agreement.

     Although no foreign subsidiaries are currently borrowers under the credit facility, such entities may borrow under the facility in the future.

     SECURITY INTERESTS

     Our borrowings under the credit facility are secured by a first priority perfected security interest in:

     o the capital stock of Metaldyne Company LLC and all of the capital stock held by Metaldyne, Metaldyne Company LLC or any domestic subsidiary of Metaldyne and of each existing and subsequently acquired or organized subsidiary of Metaldyne (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to Metaldyne or Metaldyne Company LLC); and

     o all tangible and intangible assets of Metaldyne, Metaldyne Company LLC and each existing or subsequently acquired or organized domestic subsidiary of Metaldyne, other than MTSPC, Inc. and Saturn Holdings, with certain exceptions as set forth in the credit facility.

     INTEREST RATES AND FEES

     Borrowings under the credit facility will bear interest, at our option, at either:

     o   a base rate used by JPMorgan Chase Bank, plus an applicable margin; or

     o a eurocurrency rate on deposits for one, two, three or nine month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

The applicable margin on loans is subject to change depending on our leverage ratio. As of September 3, 2002, the applicable margin on our revolving loans which are base rate loans was 2.75% and on eurocurrency loans was 3.75% and the applicable margin on tranche D loans which are base rate loans was 1.75% and on eurocurrency loans was 2.75%.

     We also pay the lenders a commitment fee on the unused commitments under the credit facility equal to 0.75% per annum if less than 50% of the revolving facility commitments are outstanding and 0.50% per annum is to be paid if 50% or more of the revolving facility commitments are outstanding, in each case, payable quarterly in arrears. The commitment fee is subject to reduction depending on our leverage ratio.

     MANDATORY AND OPTIONAL REPAYMENT

     Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of permitted debt.

     We may voluntarily prepay loans under the credit facility without prepayment premiums, in whole or in part, subject to minimum prepayments.

     COVENANTS

     The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries. The credit facility contains the following negative covenants and restrictions, among others: restrictions on debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements, amendments to charter, by-laws and other material documents. The credit facility also requires us and our subsidiaries to meet certain financial covenants and ratios computed quarterly.

     The credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries and interest rate protection agreements.

     EVENTS OF DEFAULT

     The credit facility specifies certain customary events of default, including, among others, non-payment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, one or more judgments for the payment of money in an aggregate amount in excess of $15.0 million, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.


SUBORDINATED DEBENTURES

     As of September 9, 2002, we have $100 million principal amount of 4.5% convertible subordinated debentures due December 15, 2003 outstanding. Each $1,000 principal amount of convertible debentures was convertible prior to the November 2000 acquisition into shares of our common stock at a conversion price of $31.00 a share. As a result of the November 2000 acquisition, the debentures are convertible into the right to receive the merger consideration paid to common stockholders in the November 2000 acquisition at a conversion price of $31.00 per the consideration payable with respect to a share of common stock and, accordingly, are not expected to be converted.

     Interest at a rate of 4.5% is paid semi-annually on the convertible debentures on June 15 and December 15 to record holders of the convertible debentures on the preceding June 1 or December 1, respectively. The debentures mature on December 15, 2003. The debentures can be redeemed by us at any time, in whole or in part, upon not less than thirty days' nor more than sixty days' notice at a redemption price of 100.50% of the principal amount outstanding if such redemption is prior to December 15, 2002; and at 100.00% of the principal outstanding amount if such redemption is after December 15, 2002.

     The debentures are subordinated in right or payment to the prior indefeasible payment and satisfaction in full of all of our existing and future senior indebtedness and contains certain anti-layering language with respect to certain subordinated debt financings. The debentures contain customary events of default for a debt security of such type and do not contain any negative covenants.


OTHER DEBT

     As of June 30, 2002, we had approximately $22.5 million of other debt consisting primarily of industrial revenue bonds and government loans.


SERIES A PREFERRED STOCK

     In connection with the November 2000 acquisition, we issued 361,001 shares of Series A Preferred Stock to Masco Corporation having an aggregate initial liquidation preference of $36.1 million. The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series A Preferred Stock for each quarterly dividend period at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005, plus, in either case, 2% per annum for any period for which there are any accrued and unpaid dividends. Accrued and unpaid dividends on the Series A Preferred Stock accrue additional dividends, compounded quarterly, at the then applicable quarterly dividend rate.

     All then outstanding shares of Series A Preferred Stock are mandatorily redeemable by us, out of legally available funds, on December 31, 2012 at a redemption price of 100% of their liquidation preference, equal to $100 for each share of Series A Preferred Stock. Additionally, at any time after December 31, 2005, or at any time before such date using the net proceeds from issuances of shares of our capital stock, we may redeem the Series A Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 101% of their liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including additional dividends) on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends (including additional dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including additional dividends) are to be added to the redemption price.

     If a change in control, as defined in our certificate of incorporation, occurs at any time, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of an equity offering triggering event, which is defined in our certificate of incorporation and includes certain excess proceeds from certain equity offerings and an initial public offering, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, subject to certain limitations set forth in our certificate of incorporation.

     In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series A Preferred Stock are entitled to receive, out of our remaining assets, $100 in cash for each share of Series A Preferred Stock they hold, plus an amount equal to all dividends (including additional dividends) accrued and unpaid on each share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series A Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series A Preferred Stock ranks prior to all our other capital stock outstanding at the time it was issued.

     Except as required by law or otherwise as set forth in our certificate of incorporation, the holders of Series A Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series A Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series A Preferred Stock is not convertible and has no preemptive rights.

     In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A Preferred Stock out of any eight consecutive quarterly dividend periods are in arrears or (ii) we fail to make a mandatory redemption of shares of Series A Preferred Stock or (iii) we fail to comply in any material respect with the provisions in our certificate of incorporation relating to a change in control or an equity offering triggering event, the exclusive remedy for such matters, until cured, is that the number of members of our board of directors is automatically be increased by one and the holders of a majority of the outstanding shares of Series A Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

     Our certificate of incorporation provides that, so long as any shares of the Series A Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series A Preferred Stock is required for us to take certain actions which could adversely affect holder of Series A Preferred Stock, including to allow any of our subsidiaries to issue any preferred stock (other than to us or another one of our subsidiaries) or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A Preferred Stock would be cashed out for less than 100% (or, if the transaction would constitute a change of control, 101%) of their liquidation preference, plus any accrued and unpaid dividends.

SERIES B PREFERRED STOCK

     In connection with the acquisition of GMTI, we issued 184,153 shares of Series B Preferred Stock to representatives for the original sellers of GMTI having an aggregate initial liquidation preference of $18,415,300.

     The holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series B Preferred Stock for each semi-annual dividend period equal to their liquidation preference, in effect as of the end of the immediately preceding semi-annual dividend period, of such share multiplied by a rate equal to 5.75% (or the equivalent of 11.5% per annum). Any accrued dividends not paid at the end of any semi-annual dividend period is added to the liquidation preference of the Series B Preferred Shares and dividends thereafter accrue on such amount so as to achieve semi-annual compounding.

     All then outstanding shares of Series B Preferred Stock are mandatorily redeemable by us, out of legally available funds, on June 15, 2013 at a redemption price of 100% of their then liquidation preference, equal to $100 for each share of Series B Preferred Stock plus all amounts added at the end of any semi-annual dividend period as provided in the immediately preceding paragraph. Additionally, at any time, we may redeem the Series B Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 100% of their then liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series B Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends are to be added to the redemption price.

     If a preferred stock change in control, as defined in the certificate of designations governing the Series B Preferred Stock, occurs at any time, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their then liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of a preferred stock equity offering triggering event, which is defined in the certificate of designations governing the Series B Preferred Stock in a manner similar to that in the Series A preferred stock, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, but only to the extent of any preferred stock exceeds proceeds, as defined in the certificate of designations governing the Series B Preferred Stock, received by us from a preferred stock equity offering triggering event.

     In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series B Preferred Stock are entitled to receive, out of our remaining assets, an amount equal to $100, plus all amounts added at the end of any semi-annual dividend period for each share of Series B Preferred Stock they hold, plus all dividends accrued and unpaid on such share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series B Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series B Preferred Stock ranks junior to all Series A Preferred Stock outstanding at the time of issuance of the Series B Preferred Stock and prior to all our other capital stock outstanding at the time it was issued.

     Except as required by law or otherwise as set forth in the certificate of designations governing the Series B Preferred Stock, the holders of Series B Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series B Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series B Preferred Stock is not convertible and has no preemptive rights.

     In case at any time (i) we fail to make a mandatory redemption of shares of Series B Preferred Stock or (ii) we fail to comply in any material respect with the provisions in the certificate of designations governing the Series B Preferred Stock relating to a preferred stock change in control or a preferred stock equity offering triggering event, the remedy for such matters, until cured, is that the number of members of our board of directors is automatically increased by one and the holders of a majority of the outstanding shares of Series B Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.


     The certificate of designations governing the Series B Preferred Stock provides that, so long as any shares of the Series B Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series B Preferred Stock is required for us to take certain actions which could adversely affect holders of Series B Preferred Stock, including to allow for the issuance of senior stock or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series B Preferred Stock would be cashed out for less than 100% of their then liquidation preference, plus any accrued and unpaid dividends.

                             DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Metaldyne" refers only to Metaldyne Corporation and not to any of its subsidiaries.

     Metaldyne issued the notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

The Notes

     The notes:

     o   are general unsecured obligations of Metaldyne;

     o are subordinated in right of payment to all existing and future Senior Debt of Metaldyne, including under the Credit Agreement;

     o are pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness of Metaldyne; and

     o   are unconditionally guaranteed by the Guarantors.

The Guarantees

     The notes are guaranteed by all of Metaldyne's Domestic Subsidiaries that guarantee Metaldyne's Obligations under or are direct borrowers under the Credit Agreement.

     Each guarantee of the notes:

     o   is a general unsecured obligation of the Guarantor;

     o is subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

     o is pari passu in right of payment with all existing and future senior subordinated Indebtedness of that Guarantor; and

     o is senior in right of payment with all existing and future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the notes.

Metaldyne and the Guarantors have total Senior Debt of approximately $418 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Disregarding our receivables subsidiary, the Non-Guarantor Subsidiaries generated approximately 19% of our consolidated net sales for the year ended December 31, 2001. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."

     As of the date of the indenture, all of our Domestic Subsidiaries (other than our receivables subsidiary) are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.


PRINCIPAL, MATURITY AND INTEREST

     Metaldyne issued $250,000,000 in aggregate principal amount of notes in the offering. The indenture provides that Metaldyne may issue additional notes thereunder from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture may be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Metaldyne will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2012.

     Interest on the notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. Metaldyne will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

     All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Metaldyne elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder has given wire transfer instructions to Metaldyne, Metaldyne will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions.


PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Metaldyne may change the paying agent or registrar without prior notice to the Holders of the notes, and Metaldyne or any of its Subsidiaries may act as paying agent or registrar.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Metaldyne is not required to transfer or exchange any note selected for redemption. Also, Metaldyne is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


SUBSIDIARY GUARANTEES

     The notes are guaranteed by each of Metaldyne's current and future Domestic Subsidiaries that are guarantors or borrowers in respect of the Credit Agreement. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Metaldyne or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) except when a release of a Subsidiary Guarantee is obtained under the provisions below, if, immediately after giving effect to such transaction, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Domestic Subsidiary, such Person assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee.

     Notwithstanding the foregoing, the Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Metaldyne, if the sale or other disposition is not in violation with the applicable provisions of the indenture;

     (2) in connection with any sale or other disposition of all or a majority of the Capital Stock of a Guarantor to a Person that is not Metaldyne or a Restricted Subsidiary of Metaldyne, if the sale is not in violation with the applicable provisions of the indenture; or

     (3) if Metaldyne designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "--Repurchase at the Option of Holders--Asset Sales."


SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Metaldyne, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Metaldyne:

     (1)   in a liquidation or dissolution of Metaldyne;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Metaldyne or its property;

     (3)   in an assignment for the benefit of creditors; or

     (4)   in any marshaling of Metaldyne's assets and liabilities.

     Metaldyne also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

   (1)   a payment default on Designated Senior Debt occurs and is continuing;
         or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Metaldyne or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     (1)   the payment is prohibited by these subordination provisions; and

     (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     Metaldyne must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Metaldyne, Holders of notes may recover less ratably than creditors of Metaldyne who are holders of Senior Debt. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."


OPTIONAL REDEMPTION

     The notes will not be subject to any redemption at the option of Metaldyne except as set forth in the following paragraphs.

     The notes may be redeemed, in whole part or in part, at any time prior to June 15, 2007 at the option of Metaldyne upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to, as determined by the Reference Treasury Dealer, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

     At any time prior to June 15, 2005, Metaldyne may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

   (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Metaldyne and its Subsidiaries); and

   (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     After June 15, 2007, Metaldyne may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:




   YEAR                                                         PERCENTAGE
   ----                                                         ----------
   2007 ...................................................      105.500%
   2008 ...................................................      103.667%
   2009 ...................................................      101.833%
   2010 and thereafter ....................................      100.000%

MANDATORY REDEMPTION

     Metaldyne is not required to make mandatory redemption or sinking fund payments with respect to the notes.


REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require Metaldyne to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Metaldyne will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, Metaldyne will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, Metaldyne will, to the extent lawful:

     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Metaldyne.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Metaldyne will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Metaldyne will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Metaldyne to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Metaldyne repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Metaldyne will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Metaldyne and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Alternatively, Metaldyne may assign all or part of its obligations to purchase all notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, Metaldyne shall be released from its obligations to purchase the notes as to which the assignment relates subject to the third party purchasing such notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by Metaldyne pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled, at the option of Metaldyne. Notes purchased by a third party upon assignment will have the status of note issued and outstanding.

     The Credit Agreement provides that certain change of control events with respect to Metaldyne constitute an event of default thereunder. In the event that at the time of such Change of Control the terms of the Credit Agreement restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the Change of Control Offer but in any event within 30 days following any Change of Control, Metaldyne would need to (i) repay in full all Indebtedness under the Credit Agreement or (ii) obtain the requisite consent under the Credit Facilities to permit the repurchase of the notes as provided for in this covenant.

     Future Indebtedness of Metaldyne and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. A Change of Control would also constitute a termination event in respect of our receivables facility. Moreover, the exercise by the Holders of notes of their right to require Metaldyne to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, Metaldyne's ability to pay cash to the Holders of notes upon a repurchase may be limited by Metaldyne's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors--We may be prevented from financing, or may be unable to raise funds necessary to finance, the change of control offer required by the indenture."

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Metaldyne and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Metaldyne to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Metaldyne and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Metaldyne (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by Metaldyne's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) either (a) at least 75% of the consideration received in the Asset Sale by Metaldyne or such Restricted Subsidiary is in the form of cash or (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following will be deemed to be cash:

           (a) any liabilities, as shown on Metaldyne's or such Restricted Subsidiary's most recent consolidated balance sheet, of Metaldyne or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Metaldyne or such Restricted Subsidiary from further liability; and

           (b) any securities, notes or other obligations received by Metaldyne or any such Restricted Subsidiary from such transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by Metaldyne or such Restricted Subsidiary into cash.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Metaldyne may apply those Net Proceeds at its option:

     (1) to permanently repay Indebtedness (other than Indebtedness that is by its terms subordinated to, or pari passu with, the notes or any Subsidiary Guarantee) of Metaldyne or any Restricted Subsidiary, including any Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a Receivables Facility;

     (2) to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of Metaldyne and the Restricted Subsidiaries; or

     (3)   to make a capital expenditure.

     Pending the final application of any Net Proceeds, Metaldyne may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph (other than Net Proceeds from the sale of the common stock of TriMas after the date of the indenture) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, Metaldyne will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Metaldyne may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing Metaldyne's outstanding Senior Debt currently prohibit Metaldyne from purchasing any notes, and also provides that certain change of control or asset sale events with respect to Metaldyne would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Metaldyne becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Metaldyne is prohibited from purchasing notes, Metaldyne could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Metaldyne does not obtain such a consent or repay such borrowings, Metaldyne will remain prohibited from purchasing notes. In such case, Metaldyne's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Metaldyne's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Metaldyne or any of its Restricted Subsidiaries) or to the direct or indirect holders of Metaldyne's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Metaldyne or to Metaldyne or a Restricted Subsidiary of Metaldyne);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Metaldyne) any Equity Interests of Metaldyne;

     (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

     (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

     (2) Metaldyne would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metaldyne and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (8), (9) and, to the extent reducing Consolidated Net Income, (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

           (a) 50% of the Consolidated Net Income of Metaldyne for the period (taken as one accounting period) from June 30, 2002 to the end of Metaldyne's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

           (b) 100% of the aggregate net proceeds received by Metaldyne since the date of the indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of Metaldyne (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Metaldyne that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Metaldyne), provided, that (1) any such net proceeds received, directly or indirectly, by Metaldyne from an employee stock ownership plan financed by loans from Metaldyne or a Subsidiary of Metaldyne shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of Metaldyne prior to such receipt shall be excluded from this clause (3)(b); plus

           (c) the amount by which Indebtedness of Metaldyne or any Restricted Subsidiary is reduced on Metaldyne's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the indenture of any Indebtedness of Metaldyne or any Restricted Subsidiary into Capital Stock (other than Redeemable Stock) of Metaldyne (less the amount of any cash or other property (other than such Capital Stock) distributed by Metaldyne or any Restricted Subsidiary upon such conversion or exchange); plus

           (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

           (e) to the extent that any Unrestricted Subsidiary of Metaldyne is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Metaldyne's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6), (9), (10), (11) and (12) below), the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Metaldyne or any Guarantor or of any Equity Interests of Metaldyne in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of Metaldyne or a substantially concurrent capital contribution to Metaldyne; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Metaldyne or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness or other Indebtedness Incurred under the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";

     (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under "--Asset Sales," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (5) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of Metaldyne or any Guarantor following a Change of Control after Metaldyne shall have complied with the provisions under "--Change of Control," including payment of the applicable Change of Control Payment;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Metaldyne held by any member of Metaldyne's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan or held by any former owners of a business acquired by Metaldyne or former employees of Metaldyne or any of its Subsidiaries and, in either case, acquired in connection with a sale of a business to Metaldyne; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;

     (7) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Metaldyne to the extent the net cash proceeds thereof are received by Metaldyne, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (8) other Restricted Payments in an aggregate amount not to exceed $30.0 million;

     (9) payments required or contemplated by the terms of the Recapitalization Agreement and related documentation as in effect on the date of issuance of the notes, including in respect of restricted stock awards of Metaldyne;

     (10) the repurchase, redemption or other acquisition or retirement of Existing Preferred Stock; provided, that the aggregate amount of such payments under this clause (10) shall not exceed $15.0 million since the date of the indenture;

     (11) Restricted Investments in an aggregate amount not to exceed the net cash proceeds received by the Company and its Restricted Subsidiaries (calculated on an after-tax basis) from the sale of common stock of TriMas owned by the Company and its Restricted Subsidiaries after the date of the indenture (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement); and

     (12)  the payment of the Saturn Proceeds under the Recapitalization
           Agreement.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Metaldyne or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors acting in good faith whose resolution with respect thereto will be conclusive. Any payments hereunder shall be calculated net of amounts for which Metaldyne or any Restricted Subsidiary is reimbursed under the Stock Purchase Agreement.

Incurrence of Indebtedness and Issuance of Preferred Stock

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Metaldyne will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that Metaldyne may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or Restricted Subsidiaries that are not Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for Metaldyne's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) (a) the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Metaldyne and its Subsidiaries thereunder) not to exceed $250.0 million; and

         (b) the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(b) not to exceed the amount outstanding on the date of issuance of the notes (it being understood that the $400.0 million replacement term loans anticipated on the issuance date are permitted), after giving effect to the actual use of proceeds from the issuance of the notes, less the aggregate amount of all Net Proceeds of Asset Sales applied by Metaldyne or any of the Restricted Subsidiaries to repay the principal of any term Indebtedness under a Credit Facility since the date of the indenture; and

         (c) the incurrence of Indebtedness of Metaldyne or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which Metaldyne or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85% of the consolidated book value of the Receivables of Metaldyne and the Restricted Subsidiaries (to the extent such Receivables or any other Receivables of Metaldyne or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

     (2) the incurrence by Metaldyne and the Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by Metaldyne and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by Metaldyne or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Metaldyne or such Restricted Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of Metaldyne and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;

     (5) the incurrence by Metaldyne or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2),
         (3), (4), (5), (8), (9) or (15) of this paragraph;

     (6) the incurrence by Metaldyne or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Metaldyne and any of the Restricted Subsidiaries; provided, however, that:

         (a) if Metaldyne or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (i) unsecured and (ii) if the obligee is neither Metaldyne nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (in the case of Metaldyne) (or the Subsidiary Guarantee, in the case of a Guarantor); and


         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Metaldyne or a Restricted Subsidiary of Metaldyne and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Metaldyne or a Restricted Subsidiary of Metaldyne will be deemed, in each case, to constitute an incurrence of such Indebtedness by Metaldyne or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);


     (7) the incurrence by Metaldyne or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on Metaldyne or any of the Restricted Subsidiaries and (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of Metaldyne and the Restricted Subsidiaries' respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;


     (8) the guarantee by Metaldyne or any of the Guarantors of Indebtedness of Metaldyne or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;


     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Metaldyne as accrued;


    (10) Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;


    (11) Indebtedness incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by Metaldyne or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of Metaldyne or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;


    (12) Indebtedness arising from agreements of Metaldyne or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Metaldyne and the Restricted Subsidiaries in connection with such disposition;

    (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

    (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Metaldyne or to any other Subsidiary of Metaldyne or their assets (other than such Receivables Subsidiary and its assets and, as to Metaldyne or any Subsidiary of Metaldyne, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

    (15) the issuance and sale of preferred stock (a) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such preferred stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

    (16) the incurrence by Metaldyne or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Metaldyne will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Metaldyne may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Anti-Layering

     Metaldyne will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Metaldyne and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. The foregoing shall not affect the Subordinated Debentures outstanding on the date of the indenture.

Liens

     Metaldyne will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the notes or, in respect of Liens on any Guarantor's property or assets, any Guarantee of such Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to Metaldyne or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Metaldyne or any of the Restricted Subsidiaries;

     (2) make loans or advances to Metaldyne or any of the Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Metaldyne or any of the Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2) the indenture, the notes and the Subsidiary Guarantees;

     (3) applicable law;

     (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

     (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

    (10) any agreement relating to any Indebtedness or Liens incurred by a Person (other than a Subsidiary of Metaldyne that is a Subsidiary of Metaldyne on the date of the indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of Metaldyne and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

    (11) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or Liens incurred by such Foreign Subsidiary;

    (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

    (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

     Metaldyne may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Metaldyne is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) Metaldyne is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Metaldyne under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) Metaldyne or the Person formed by or surviving any such consolidation or merger (if other than Metaldyne), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Metaldyne may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Metaldyne and any of the Guarantors.

     Notwithstanding anything in the indenture:

     (a) a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to Metaldyne or a Restricted Subsidiary; and

     (b) Metaldyne may merge with an Affiliate incorporated solely for the purpose of reincorporating Metaldyne in another jurisdiction in the United States to realize tax or other benefits.

Transactions with Affiliates

     Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Metaldyne or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by Metaldyne or such Restricted Subsidiary with an unaffiliated Person; and

     (2) Metaldyne delivers to the trustee:

         (a) except when the opinion referred to in the following clause (b) is delivered, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Metaldyne of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of Metaldyne and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of Metaldyne and the Restricted Subsidiaries, or approved by the Board of Directors;

     (3) transactions between or among Metaldyne and/or the Restricted Subsidiaries;

     (4) transactions with a Person that is an Affiliate of Metaldyne solely because Metaldyne owns an Equity Interest in, or controls, such Person;

     (5) transactions pursuant to agreements existing on the date of the indenture, including, without limitation, the Stock Purchase Agreement, the Shareholders Agreement, the TriMas Shareholders Agreement and the TriMas Corporate Services Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture;

     (6) sales of Equity Interests (other than Disqualified Stock) of Metaldyne to Affiliates of Metaldyne or the receipt of capital contributions by Metaldyne;

     (7) payment of certain fees under the Advisory Agreement;

     (8) transactions (in connection with a Qualified Receivables Transaction) between or among Metaldyne and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (9) any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of Metaldyne's business between Metaldyne or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as Metaldyne determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to Metaldyne or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

    (10) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

Additional Subsidiary Guarantees

     After the Issue Date, Metaldyne will cause each Restricted Subsidiary, other than a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor or other obligor with respect to the obligations of Metaldyne or a Domestic Restricted Subsidiary under the Credit Agreement to execute and deliver to the trustee a Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis.

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Metaldyne and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Metaldyne. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Reports

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Metaldyne will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Metaldyne were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Metaldyne's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Metaldyne were required to file such reports.

     In addition, whether or not required by the SEC, Metaldyne will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Metaldyne and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by Metaldyne or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control" or "--Certain Covenants--Merger, Consolidation or Sale of Assets" after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (4) failure by Metaldyne or any of its Subsidiaries to comply with any of the other agreements in the indenture continued for 60 days after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metaldyne or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Metaldyne or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

         (a) is caused by a failure to pay principal of such Indebtedness at the final maturity thereof (a "Payment Default"); or

         (b) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (6) failure by Metaldyne or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (8) certain events of bankruptcy or insolvency described in the indenture with respect to Metaldyne or any of the Significant Subsidiaries thereof.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Metaldyne, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by giving notice in writing to us and the trustee specifying the respective Event of Default (the "Acceleration Notice") or if there are any amounts outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by us and the administrative agent under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Metaldyne or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     Metaldyne is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Metaldyne is required to deliver to the trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Metaldyne or any Guarantor, as such, will have any liability for any obligations of Metaldyne or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Metaldyne may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     (2) Metaldyne's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Metaldyne's and the Guarantor's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

     In addition, Metaldyne may, at its option and at any time, elect to have the obligations of Metaldyne and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Metaldyne must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Metaldyne must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Metaldyne has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Metaldyne or any of its Subsidiaries is a party or by which Metaldyne or any of its Subsidiaries is bound;

     (6) Metaldyne must deliver to the trustee an officers' certificate stating that the deposit was not made by Metaldyne with the intent of preferring the Holders of notes over the other creditors of Metaldyne with the intent of defeating, hindering, delaying or defrauding creditors of Metaldyne or others; and

     (7) Metaldyne must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     In the event that Metaldyne exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee. Metaldyne may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, Metaldyne, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of Metaldyne's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Metaldyne's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.


SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1) either:

         (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Metaldyne, have been delivered to the trustee for cancellation; or

         (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Metaldyne or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Metaldyne or any Guarantor is a party or by which Metaldyne or any Guarantor is bound;

     (3) Metaldyne or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) Metaldyne has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.

     In addition, Metaldyne must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.


CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Metaldyne or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.


     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Metaldyne Corporation, 47659 Halyard Drive, Plymouth, Michigan 48170, Attention:
Corporate Secretary.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

     "Advisory Agreement" means that certain monitoring agreement between Metaldyne and Heartland, as in effect on the date of the indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Metaldyne or any Subsidiary of Metaldyne) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Metaldyne or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Metaldyne and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

     (2) a transfer of assets between or among Metaldyne and the Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Subsidiary to Metaldyne or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

     (4) the sale or other disposition of cash or Cash Equivalents;

     (5) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary or sales of accounts receivable by any Foreign Subsidiary in the ordinary course for financing purposes;


     (6) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;


     (7) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;


     (8) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Metaldyne and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;


     (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
         Covenants--Restricted Payments"; and


    (10) any issuance or sale of Equity Interests of any Unrestricted
         Subsidiary.


     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.


     "Board of Directors" means:


     (1) with respect to a corporation, the board of directors of the corporation;


     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and


     (3) with respect to any other Person, the board or committee of such Person serving a similar function.


     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.


     "Capital Stock" means:


     (1) in the case of a corporation, corporate stock;


     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;


     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and


     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


     "Cash Equivalents" means:


     (1) cash;

     (2) securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European Union government (provided that the full faith and credit of the United States, British or European Union is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency;

     (6) any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3) above;

     (7) any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

     (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of Metaldyne;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Metaldyne, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of Metaldyne are not Continuing Directors.

     "Comparable Treasury Issue" means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

   "Comparable Treasury Price" means with respect to any redemption date:

     (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

     (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) the loss on Qualified Receivables Transactions; plus

     (5) dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus

     (6) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

     (8) non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

     (9) the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, that if the Net Income of a Foreign Subsidiary for any period would be excluded from the Consolidated Net Income of the Company for such period under this clause (2) solely due to the effect of a restriction on the payment of dividends or similar distributions by such Foreign Subsidiary under the terms of Indebtedness of such Foreign Subsidiary incurred in accordance with the terms of the indenture (including if such Indebtedness incurrence is being tested), such Net Income shall not be excluded from such Consolidated Net Income if (x) the ratio of Consolidated Cash Flow of such Foreign Subsidiary to the Fixed Charges of such Foreign Subsidiary, determined at the time of the incurrence of such Indebtedness, was at least 2.0 to 1.0, and (y) the Consolidated Cash Flow of such Foreign Subsidiary for the period under determination exceeds the Fixed Charges of such Foreign Subsidiary for such period;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Metaldyne who:

     (1) was a member of such Board of Directors on the date of the indenture;
         or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

     "Credit Agreement" means that certain Credit Agreement, dated as of November 28, 2000, by and among Metaldyne, certain of its subsidiaries and The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston Corporation, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Bank One, N.A., as documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


     "Designated Senior Debt" means:


     (1) any Indebtedness outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and


     (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Metaldyne as "Designated Senior Debt."


     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Metaldyne to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Metaldyne may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments." Disqualified Stock shall not include the existing restricted stock obligations of Metaldyne and the Existing Preferred Stock.


     "Domestic Subsidiary" means any Restricted Subsidiary of Metaldyne that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Metaldyne.


     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


     "Equity Offering" means a primary sale of Capital Stock of Metaldyne or, to the extent the net cash proceeds thereof are paid to Metaldyne as a capital contribution, Capital Stock for cash to a Person or Persons other than a Subsidiary of Metaldyne.


     "Existing Indebtedness" means the Indebtedness of Metaldyne and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.


     "Existing Preferred Stock" means the issued and outstanding series of preferred stock of Metaldyne as of the date of the indenture.


     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of Metaldyne (and such calculations may include such pro forma adjustments for non-recurring items that Metaldyne considers reasonable in order to reflect the ongoing impact of any such transaction on Metaldyne's results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent deducted in computing Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted Subsidiary (calculated in accordance with Section 13(d) of the Exchange Act); plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4) the loss on Qualified Receivables Transactions; plus

     (5) all dividends, whether paid in cash, assets or securities on any series of preferred stock of Metaldyne or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of Metaldyne or a Guarantor (other than Disqualified Stock) or to Metaldyne or a Restricted Subsidiary;

excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by Metaldyne or a Subsidiary of Metaldyne in a pooling-of-interests transaction for any period prior to the date of such transaction.

     "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) the Domestic Subsidiaries of Metaldyne as of the date of the indenture, other than the Receivables Subsidiary; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metaldyne or any Subsidiary of Metaldyne sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Metaldyne such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metaldyne, Metaldyne will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Metaldyne's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Metaldyne or any Subsidiary of Metaldyne of a Person that holds an Investment in a third Person will be deemed to be an Investment by Metaldyne or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by Metaldyne or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means MTSPC, Inc. and any other Receivables Subsidiary, each non-Domestic Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither Metaldyne nor any of the Restricted Subsidiaries
         (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Metaldyne or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Metaldyne or any of the Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time:

     (1) the Subject Person became a Restricted Subsidiary,

     (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

     (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

provided, that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (14) of the definition thereof)) does not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of Metaldyne, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals) Beneficially Owns (together with its Affiliates) more of the Voting Stock of Metaldyne that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

     "Permitted Investments" means:

     (1) any Investment in Metaldyne or in a Restricted Subsidiary of Metaldyne;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Metaldyne or any Subsidiary of Metaldyne in a Person, if as a result of such Investment:

         (a)  such Person becomes a Restricted Subsidiary of Metaldyne; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metaldyne or a Restricted Subsidiary of Metaldyne;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (5) any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Metaldyne;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7) Hedging Obligations;

     (8) lease, utility and other similar deposits in the ordinary course of business;

     (9) Investments existing on the date of the indenture;

    (10) loans or advances to employees for purposes of purchasing Capital
         Stock of Metaldyne in an aggregate amount outstanding at any one time not to exceed $7.5 million and other loans and advances to employees of Metaldyne and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of the indenture, including travel, moving and other like advances;

    (11) loans or advances to vendors or contractors of Metaldyne in the ordinary course of business and consistent with past practices;

    (12) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving Metaldyne or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12) does not exceed 2.5% of Metaldyne's Consolidated Assets);

    (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Metaldyne or a Subsidiary of Metaldyne in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

    (14) Permitted Acquired Investments.

     "Permitted Junior Securities" means:

     (1) Equity Interests in Metaldyne or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

     (1) Liens to secure Senior Debt of Metaldyne and any Guarantor or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor, including, without limitation, Indebtedness and other Obligations under Credit Facilities;

     (2) Liens in favor of Metaldyne or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Metaldyne or any Subsidiary of Metaldyne; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Metaldyne or the Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by Metaldyne or any Subsidiary of Metaldyne, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of the indenture;

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (9) Liens on assets of Metaldyne or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

    (10) Liens replacing any of the items set forth in clauses (1), (3), (4) and (7) above, provided, that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

    (11) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to Metaldyne or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

    (12) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the incurrence of such Indebtedness is permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

    (13) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

    (14) Liens (other than Liens securing subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of Metaldyne and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through
         (13) above or (15) through (26) below, does not exceed 5% of the Consolidated Assets of Metaldyne;

    (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (16) judgment Liens not accompanied by an Event of Default of the type described in clause (6) under "Events of Default" arising from such judgment;

    (17) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of Metaldyne or any of its Restricted Subsidiaries;

    (18) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

    (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (20) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (21) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Metaldyne or any of the Restricted Subsidiaries, including rights of offset and set-off;

    (22) leases or subleases granted to others not interfering in any material respect with the business of Metaldyne or the Restricted Subsidiaries;

    (23) Liens securing Hedging Obligations;

    (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

    (25) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

    (26) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Metaldyne or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metaldyne or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by Metaldyne, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Heartland and any of its Affiliates.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Metaldyne or any of its Subsidiaries pursuant to which Metaldyne or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Metaldyne or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Metaldyne or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Recapitalization Agreement" means that certain recapitalization agreement dated August 1, 2000 between MascoTech, Inc. (now known as Metaldyne) and Riverside Company LLC, as amended.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to Metaldyne or a Subsidiary arising from a sale of merchandise or services by Metaldyne or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of Metaldyne's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Subsidiary" means a Subsidiary of Metaldyne which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Metaldyne (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Metaldyne or any Subsidiary of Metaldyne (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Metaldyne or any Subsidiary of Metaldyne in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Metaldyne or any Subsidiary of Metaldyne (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Metaldyne nor any Subsidiary of Metaldyne has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Metaldyne or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Metaldyne nor any Subsidiary of Metaldyne has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Metaldyne will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of Metaldyne giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors; provided, however, that if Credit Suisse First Boston Corporation shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Metaldyne shall substitute therefor another primary U.S. government securities dealer to be the Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 9:00 a.m. on the third Business Day preceding such redemption date.

     "Refinance" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the sum of (a) the redemption price of such note on June 15, 2007 and
(b) the remaining scheduled payments of interest thereon that would be due on or prior to June 15, 2007 (but after the related redemption date but for such redemption); provided, however, that, if such redemption date is not an interest payment date on the notes, the amount of the next succeeding scheduled interest payment on the notes to be redeemed will be reduced by the amount of interest accrued on those notes to such redemption date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

     (1) all Indebtedness of Metaldyne or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of Metaldyne or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by Metaldyne;

     (2) any intercompany Indebtedness of Metaldyne or any of its Subsidiaries to Metaldyne or any of its Affiliates;

     (3) any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the indenture for purposes of this clause
         (4) if such Indebtedness consists of Indebtedness under any Credit Facility and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the indenture and (ii) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture.

     "Shareholders Agreement" means that certain shareholders agreement by and among Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of the Company relating to their ownership in the Company.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stock Purchase Agreement" means that certain stock purchase agreement, dated May 17, 2002, by and among Metaldyne, TriMas Corporation and Heartland under which Heartland and other investors will acquire a majority of the common stock of Metaldyne.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TriMas" means TriMas Corporation, a Delaware corporation.

     "TriMas Corporate Services Agreement" means that certain corporate services agreement by and between Metaldyne and TriMas Corporation pursuant to which Metaldyne and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

     "TriMas Shareholders Agreement" means that certain shareholders agreement by and among TriMas, Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

     "Unrestricted Subsidiary" means any Subsidiary of Metaldyne that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with Metaldyne or any Restricted Subsidiary of Metaldyne unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to Metaldyne or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne.

     Any designation of a Subsidiary of Metaldyne as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Metaldyne as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Metaldyne will be in default of such covenant. The Board of Directors of Metaldyne may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metaldyne of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.


     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:


     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by


     (2) the then outstanding principal amount of such Indebtedness.


     "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences associated with the exchange of outstanding notes for exchange notes and of the acquisition, beneficial ownership and disposition of the exchange notes. Except where otherwise noted, it deals only with purchasers of notes who purchase their notes in the original offering at the offering price and who hold the notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

     As used herein, a "U.S. holder" is a beneficial owner of the notes that for U.S. federal income tax purposes is:

     o   a citizen or resident of the U.S.,

     o a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

     o an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

     o a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

     A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

     If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.


EXCHANGE OF NOTES

     The exchange of notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes to U.S. holders. Consequently, no gain or loss will be recognized by a U.S. holder upon receipt of an exchange note. The holding period and tax basis of an exchange note will be the same as the holding period and tax basis, immediately before the exchange, of the note so exchanged.


U.S. HOLDERS

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of the notes. Material consequences to Non-U.S. holders of the notes are described under "Non-U.S. Holders" below.


 PAYMENTS OF INTEREST

     Payments of stated interest and additional interest, if any, on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for tax purposes.

     We intend to take the position that a repurchase at the option of holders if a change of control occurs is remote and do not intend to treat the possibility of a repurchase at the option of holders at a price in excess of the aggregate principal amount, plus accrued interest as affecting the yield and maturity of the notes. However, the IRS may take a different position which could affect both the timing of a U.S. holder's recognition of income and the availability of our deduction with respect to such additional amounts.


 SALE, EXCHANGE AND RETIREMENT OF NOTES

     Upon a sale, exchange (other than an exchange of notes for exchange notes) or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's tax basis in the note at that time.

     Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.


NON-U.S. HOLDERS

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a Non-U.S. holder of the notes. This summary does not present a detailed description of the U.S. federal tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

     Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax, provided that:

     o such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

     o such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

     o   certain certification requirements are met.

     A Non-U.S. holder will not be exempt from U.S. withholding tax, however, if the withholding agent or intermediary knows or has reason to know the Non-U.S. holder should not be exempt. If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty and certain certification requirements are met).

     Any capital gain realized upon a sale, exchange or retirement of a note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of a note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange.

     If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the

Non-U.S. holder of a trade or business within the U.S. (or the Non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.


INFORMATION REPORTING AND BACKUP WITHHOLDING


     In general, information reporting will apply to payments of principal, premium, if any, and interest on a note and the proceeds of the sale of a note with respect to U.S. holders. Backup withholding at a rate of 30% (subject to periodic reductions through 2006) will apply to such payments if a U.S. holder fails to provide a taxpayer identification number to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.


     We must report annually to the IRS and to each Non-U.S. holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S holder resides.


     Backup withholding generally will not apply to payments made by us or our paying agent to a Non-U.S. holder of a note who provides the requisite certification (on an IRS Form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding. Payments of the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal or premium, if any, or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.


     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.


     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.


     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the notes will be passed upon for us by Cahill Gordon & Reindel, New York, New York.


                                    EXPERTS


     The consolidated financial statements of Metaldyne Corporation (formerly known as MascoTech, Inc.) for the year ended December 31, 2001, the period from November 28, 2000 to December 31, 2000, the period from January 1, 2000 to November 27, 2000 and the year ended December 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K filed on September 13, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     , 2002                                                       CONFIDENTIAL









                             METALDYNE CORPORATION





         OFFER TO EXCHANGE ITS 11% SENIOR SUBORDINATED NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
         FOR ANY AND ALL OF ITS 11% SENIOR SUBORDINATED NOTES DUE 2012.









                             ---------------------

                                   PROSPECTUS

                             ---------------------


     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

           [ALTERNATE FRONT COVER PAGE FOR MARKET-MAKER PROSPECTUS]


                                 $250,000,000



                             METALDYNE CORPORATION


                     11% Senior Subordinated Notes due 2012


                                 ------------

     The 11% senior subordinated notes due 2012 offered hereby will be or were issued on , 2002 in exchange for the 11% senior subordinated notes due 2012 originally issued on June 20, 2002.


     We will pay interest on the exchange notes on June 15 and December 15 of each year. The first such payment will be made on December 15, 2002. We have the option to redeem all or a portion of the exchange notes at any time at the redemption prices set forth in this prospectus. Prior to June 15, 2005, we may redeem up to 35% of the exchange notes at 111% of the principal amount, plus accrued and unpaid interest, with the net proceeds of certain equity issuances, provided at least 65% of the original aggregate principal amount of the exchange notes remains outstanding immediately after such redemption. The exchange notes will be issued only in denominations of $1,000 and integral multiples of $1,000.


     The notes will be guaranteed by each of our current and future domestic subsidiaries that is a guarantor or direct borrower under our credit facility. The exchange notes and the guarantees will rank junior to all of our and the guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under our credit facility. The exchange notes and guarantees will rank equally with any of our and the guarantors' future unsecured senior subordinated indebtedness, including trade payables. The exchange notes will rank senior to any of our and the guarantors' future indebtedness that is expressly subordinated in right of payment to the exchange notes. The exchange notes will rank effectively junior to all the liabilities of our subsidiaries that have not guaranteed the exchange notes.


     We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.


     Private equity funds affiliated with CSFB own approximately 24% of the common equity of the issuer and one of CSFB's funds has the right to appoint one of the issuer's directors. In addition, affiliates of CSFB are investors in Heartland Industrial Partners, L.P.


     See "Risk Factors" beginning on page 12 to read about factors you should consider before buying the exchange notes.

                                 ------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                 ------------

     This prospectus has been prepared for and will be used by CSFB in connection with offers and sales of the exchange notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sales or at negotiated prices. CSFB may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.


                          CREDIT SUISSE FIRST BOSTON

                            Prospectus dated  , 2002

                 [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                                USE OF PROCEEDS


     This prospectus is delivered in connection with the sale of notes by CSFB in market-making transactions. We will not receive any of the proceeds from such transactions.


                                     ALT-23

                 [ALTERNATE PAGE FOR MARKET-MAKER PROSPECTUS]


                             PLAN OF DISTRIBUTION


     This prospectus is to be used by CSFB in connection with offers and sales of the exchange notes in market-making transactions effected from time to time. CSFB may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


     As of the date of this prospectus, private equity funds affiliated with CSFB owned approximately 24% of the issuer's common stock and one of its funds has the right to appoint one of the issuer's directors. In addition, affiliates of CSFB are investors in Heartland Industrial Partners, L.P. CSFB has informed us that it does not intend to confirm sales of the exchange notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.


     We have been advised by CSFB that, subject to applicable laws and regulations, CSFB currently intends to make a market in the notes following the completion of the exchange offer. However, CSFB is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Risks Related to the Exchange Notes--You cannot be sure an active trading market for the exchange notes will develop."


     CSFB and its affiliates have provided us with financial advisory, investment banking and commercial banking services in the past, for which customary compensation has been received, and may do so in the future. CSFB acted as an initial purchaser in the original notes offering and its affiliate is an agent and lender under our credit facility.


     We and CSFB have entered into a registration rights agreement with respect to the use by CSFB of this prospectus. Pursuant to such agreement, we agreed to indemnify CSFB against certain liabilities, including liabilities under the Securities Act.


                                     ALT-94

               [ALTERNATE BACK COVER FOR MARKET-MAKER PROSPECTUS]


================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.



                      -----------------------------------


                               TABLE OF CONTENTS






                                                 PAGE
                                                -----
Where You Can Find More Information .........     ii
Incorporation of Document by Reference ......     ii
Forward-looking Statements ..................    iii
Prospectus Summary ..........................      1
Risk Factors ................................     12
Use of Proceeds .............................     23
Capitalization ..............................     24
Unaudited Pro Forma Financial
   Information ..............................     26
Certain Relationships and Related Party
   Transactions .............................     32
Description of Other Indebtedness and
   Our Preferred Stock ......................     45
Description of Notes ........................     51
Plan of Distribution ........................     94
Legal Matters ...............................     95
Experts .....................................     95





================================================================================


================================================================================


                             METALDYNE CORPORATION




                            11% SENIOR SUBORDINATED
                                 NOTES DUE 2012


                      -----------------------------------



                                [METALDYNE LOGO]



                      -----------------------------------
                                  PROSPECTUS
                      -----------------------------------
                                            , 2002


================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Metaldyne (formerly known as MascoTech, Inc.) or is or was serving as such with respect to another corporation or other entity at our request. Article 12 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 12 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 11 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives improper personal benefit.

     Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See Exhibit Index immediately preceding the Exhibits.


ITEM 22. UNDERTAKINGS

     The undersigned Registrants hereby undertake that:

     (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.


     (e) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.


                                        METALDYNE CORPORATION



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            -----------------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Chief Financial Officer and
                                                   Executive Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints David A. Stockman, a Director of the Registrant, and Daniel P. Tredwell, a Director of the Registrant, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                             TITLE                            DATE
          ---------                             -----                            ----
  /s/ TIMOTHY D. LEULIETTE     Chief Executive Officer and               September 13, 2002
 -------------------------     Chairman of the Board of Directors
     Timothy D. Leuliette

  /S/ WILLIAM M. LOWE, JR.     (Principal Executive Officer)             September 13, 2002
 -------------------------     Exedutive Vice President and Chief
     William M. Lowe, Jr.      Financial Officer (Principal Financial

     /S/ GARY M. BANKS         Officer/Principal Accounting Officer)     September 13, 2002
 -------------------------     Director
       Gary M. Banks

    /S/ CHARLES E. BECKER      Director                                  September 13, 2002
 -------------------------
      Charles E. Becker

     /S/ MARSHALL COHEN        Director                                  September 13, 2002
 -------------------------
       Marshall Cohen

     /S/ CYNTHIA L. HESS       Director                                  September 13, 2002
 -------------------------
      Cynthia L. Hess

         SIGNATURE               TITLE             DATE
         ---------               -----             ----
     /S/ J. MICHAEL LOSH      Director     September 13, 2002
 -------------------------
      J. Michael Losh

 /S/ RICHARD A. MANOOGIAN     Director     September 13, 2002
 -------------------------
     Richard A. Manoogian

  /S/ THOMAS T. STALLKAMP     Director     September 13, 2002
 -------------------------
     Thomas T. Stallkamp

   /S/ DAVID A. STOCKMAN      Director     September 13, 2002
 -------------------------
       David A. Stockman

   /S/ DANIEL P. TREDWELL     Director     September 13, 2002
 -------------------------
      Daniel P. Tredwell

   /S/ SAMUEL VALENTI III     Director     September 13, 2002
 -------------------------
      Samuel Valenti III

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        ER ACQUISITION CORP.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Timothy D. Leuliette and William M. Lowe, Jr. and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 --------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        GMTI HOLDING COMPANY



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                         TITLE                       DATE
          ---------                         -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director           September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Executive Vice President and     September 13, 2002
 --------------------------
                               Director
     William M. Lowe, Jr.

   /s/ DANIEL P. TREDWELL      Director                         September 13, 2002
 --------------------------
       Daniel P. Tredwell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        HALYARD AVIATION SERVICES, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            -----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 --------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        MASG DISPOSITION, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 --------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        MASX ENERGY SERVICES GROUP, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 --------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE ACCURA TOOL & MOLD, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            --------------------------
                                            Name: William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 --------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 --------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE COMPANY LLC



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name: William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                      DATE
          ---------                        -----                      ----
  /s/ TIMOTHY D. LEULIETTE     President and Manager          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Manager     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                               METALDYNE DUPAGE DIE CASTING CORPORATION



                               By: /s/ WILLIAM M. LOWE, JR.
                                   ----------------------------
                                   Name:  William M. Lowe, Jr.
                                   Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE EUROPE, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE EUROPEAN HOLDINGS INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                   METALDYNE LESTER PRECISION DIE CASTING



                                   By:  /s/ WILLIAM M. LOWE, JR.
                                      ------------------------------
                                        Name:  William M. Lowe, Jr.
                                        Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                      TITLE                    DATE
          ---------                      -----                    ----
  /s/ TIMOTHY D. LEULIETTE     President and Director     September 13, 2002
 -----------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President             September 13, 2002
 -----------------------
     William M. Lowe, Jr.

   /s/ DANIEL P. TREDWELL      Director                   September 13, 2002
 -----------------------
       Daniel P. Tredwell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE LIGHT METALS COMPANY



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                      TITLE                    DATE
          ---------                      -----                    ----
  /s/ TIMOTHY D. LEULIETTE     President and Director     September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President             September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ DANIEL P. TREDWELL      Director                   September 13, 2002
 ---------------------------
       Daniel P. Tredwell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                             METALDYNE MACHINING AND ASSEMBLY COMPANY



                             By: /s/ WILLIAM M. LOWE, JR.
                                 ----------------------------
                                 Name:  William M. Lowe, Jr.
                                 Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                      TITLE                    DATE
          ---------                      -----                    ----
  /s/ TIMOTHY D. LEULIETTE     President and Director     September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President             September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ DANIEL P. TREDWELL      Director                   September 13, 2002
 ---------------------------
       Daniel P. Tredwell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                             METALDYNE PRECISION FORMING-FORT WAYNE, INC.



                             By: /s/ WILLIAM M. LOWE, JR.
                                 ----------------------------
                                 Name:  William M. Lowe, Jr.
                                 Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE SERVICES, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                          METALDYNE SINTERED COMPONENTS OF INDIANA, INC.



                          By: /s/ WILLIAM M. LOWE, JR.
                              ----------------------------
                              Name:  William M. Lowe, Jr.
                              Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                     METALDYNE SINTERED COMPONENTS, INC.



                                     By:  By: /s/ WILLIAM M. LOWE, JR.
                                          ----------------------------
                                          Name:  William M. Lowe, Jr.
                                          Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ DANIEL P. TREDWELL      Director                        September 13, 2002
 ---------------------------
       Daniel P. Tredwell

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE TUBULAR PRODUCTS



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            -----------------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     Director                        September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

      /s/ JOSEPH NOWAK         President                       September 13, 2002
 ---------------------------
        Joseph Nowak

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        METALDYNE U.S. HOLDING CO.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ KAREN A. RADTKE         Director                        September 13, 2002
 ---------------------------
    Karen A. Radtke

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        PRECISION HEADED PRODUCTS, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
   William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        PUNCHCRAFT COMPANY



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            -----------------------------------
                                            Name: William M. Lowe, Jr.
                                            Title: Vice President



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.



                                        STAHL INTERNATIONAL, INC.



                                        By: /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     Director                        September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

 /s/ GEORGE P. THANOPOULOS     President                       September 13, 2002
 ---------------------------
     George P. Thanopoulos

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.

                                        W.C. McCURDY & CO.
                                        By:  /s/ WILLIAM M. LOWE, JR.
                                            ----------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.
                                        WINDFALL PRODUCTS

                                        By:  /s/ WILLIAM M. LOWE, JR.
                                            -----------------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     Director                        September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ GEORGE THANOPOULOS      President                       September 13, 2002
 ---------------------------
      George Thanopoulos

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.

                                        WINDFALL SPECIALTY POWDERS
                                        By:  /s/ WILLIAM M. LOWE, JR.
                                            --------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     Director                        September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.

   /s/ GEORGE THANOPOULOS      President                       September 13, 2002
 ---------------------------
      George Thanopoulos

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 13th day of September, 2002.

                                        WIPCO
                                        By:  /s/ WILLIAM M. LOWE, JR.
                                            ---------------------------
                                            Name:  William M. Lowe, Jr.
                                            Title: Vice President


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints William M. Lowe, Jr. and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                        TITLE                       DATE
          ---------                        -----                       ----
  /s/ TIMOTHY D. LEULIETTE     President and Director          September 13, 2002
 ---------------------------
     Timothy D. Leuliette

  /s/ WILLIAM M. LOWE, JR.     Vice President and Director     September 13, 2002
 ---------------------------
     William M. Lowe, Jr.
                               Vice President and Director
 ---------------------------
        Joan O. Rowe

                                   EXHIBITS




  EXHIBIT
  NUMBER                                             DESCRIPTION
----------   ----------------------------------------------------------------------------------------------------------------------
   2.1       Recapitalization Agreement dated as of August 1, 2000 between MascoTech, Inc. (now known as Metaldyne
             Corporation) and Riverside Company LLC, as amended.(7) Amendment No. 1 to the Recapitalization Agreement,
             dated October 23, 2000(7), and Amendment No. 2 to the Recapitalization Agreement, dated November 28, 2000.(7)

   2.2       Stock Purchase Agreement dated as of May 17, 2002 among Heartland industrial Partners, L.P., TriMas
             Corporation and Metaldyne Corporation.(11)

   4.1       Indenture relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the
             Guarantors named therein and The Bank of New York, as trustee.

   4.2       Form of note (included in Exhibit 4.5)

   4.3       Registration Rights Agreement relating to the notes dated as of June 20, 2002 by and among Metaldyne
             Corporation and the parties named therein.

   5.1       Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.(13)

   10.1      Credit Agreement dated as of November 28, 2000 among MascoTech, Inc. (now known as Metaldyne Corporation),
             Metaldyne Company LLC (now known as Metaldyne Company LLC), the subsidiary term borrowers party thereto, the foreign subsidiary borrowers party thereto, the lenders party thereto and Chase Manhattan Bank, as administrative agent.(7)

   10.2      Assumption and Indemnification Agreement dated as of May 1, 1984 between Masco Corporation and Masco
             Industries, Inc. (now know as Metaldyne Corporation).(8)

   10.3      Receivables Purchase Agreement dated as of November 28, 2000 among MascoTech, Inc. (now know as Metaldyne
             Corporation), the Sellers named therein and MTSPC, Inc. as Purchaser.(7)

   10.4      Receivables Transfer Agreement dated as of November 28, 2000 by and among MTSPC, Inc., MascoTech, Inc. (now know as Metaldyne Corporation), The Chase Manhattan Bank and the the parties named therein.(7)

   10.5      Amendment No. 1 to Receivables Transfer Agreement dated as of December 15, 2000 to the Receivables Transfer
             Agreement.(8)

   10.6      Master Lease Agreement dated as of December 21, 2000 between General Electric Capital Corporation and Simpson
             Industries, Inc.(8)

   10.7      MascoTech, Inc. (now known as Metaldyne Corporation) 1991 Long Term Stock Incentive Plan (Restated July 15,
             1998).(3)

   10.8      MascoTech, Inc. (now known as Metaldyne Corporation) Supplemental Executive Retirement and Disability Plan.(4)

   10.9      Description of the MascoTech, Inc. (now known as Metaldyne Corporation) program for Estate, Financial Planning and Tax Assistance.(2)

   10.10     Corporate Services Agreement and Annex dated as of January 1, 1987 between Masco Industries, Inc. (now known as Metaldyne Corporation) and Masco Corporation, Amendment No. 1 dated as of October 31, 1996 and related letter agreements dated January 22, 1998 and June 17, 1998.(4) Amendment No. 2 to the Corporate Opportunities
             Agreement dated November 28, 2000.(7)

   EXHIBIT
   NUMBER                                           DESCRIPTION
------------   --------------------------------------------------------------------------------------------------------------------
   10.11     Corporate Opportunities Agreement dated as of May 1, 1984 between Masco Corporation and Masco Industries, Inc.
             (now know as Metaldyne Corporation) and Amendment No. 1 dated as of October 31, 1996(1). Amendment No. 2 to the Corporate Services Agreement dated November 28, 2000.(7)

   10.12     Metaldyne Corporation 2001 Long Term Incentive and Share Award Plan. (10)

   10.13     Amendment 2 to the Receivables Transfer Agreement.(9)

   10.14     Amendment 3 to the Receivables Transfer Agreement.(9)

   10.15     Amendment 4 to the Receivables Transfer Agreement.(9)

   10.16     Amendment 1 to the November 28, 2000 Credit Agreement.(9)

   10.17     Amendment 2 to the November 28, 2000 Credit Agreement.(9)

   10.18     Amended and restated November 28, 2000 Credit Agreement.(12)

   10.19     Employment Agreement between Metaldyne Corporation and William M. Lowe, Jr. dated as of June 18, 2001.

   12.1      Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

   18.1      Letter re: change in accounting principle.(9)

   23.1      Consent of PricewaterhouseCooper LLP.

   23.2      Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).(13)

   24.1      Power of Attorney (included in the signature pages to this Registration Statement).

   25.1      Statement regarding eligibility of Trustee on Form T-1.

   99.1      Form of Letter of Transmittal.(13)

   99.2      Form of Notice of Guaranteed Delivery.(13)

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   (1) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Current Report on Form 8-K filed November 14, 1996.

   (2) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1997.

   (3) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1998.

   (4) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Annual Report on Form 10-K for the year ended December 31, 1999.

   (5) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Current Report on Form 8-K filed August 7, 2000

   (6) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Quarterly Report on Form 10-Q for the period ended September 30, 2000.

   (7) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s (now known as Metaldyne Corporation) Registration Statement on Form S-1 filed December 27, 2000.

   (8) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

   (9) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

  (10) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Registration Statement on Form S-8 filed April 15, 2002.

  (11) Incorporated by reference to the Exhibits filed with Metaldyne Corporation's Current Report on Form 8-K filed June 11, 2002.

  (12) Incorporated by reference to Exhibits filed with Metaldyne Corporation's Quarterly Report on Form 10-Q filed August 14, 2002.

  (13)   To be filed by amendment.